UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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UR-ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UR-ENERGY INC. 10758 West Centennial Road, Suite 200 Littleton, Colorado 80127

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2023

To the Shareholders of Ur-Energy Inc.:

The Annual and Special Meeting of Shareholders of Ur-Energy Inc. (the “Company”), will be held in person at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Friday, June 2, 2023 at 1:00 p.m. Mountain Time to receive the audited consolidated financial statements of the Company for the year ended December 31, 2022, together with the report from the auditors thereon, and for the purpose of considering and voting upon proposals to:

1.	Elect seven (7) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and appointed;

2.	Re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditors of the Company and to authorize the directors to fix the remuneration of the auditors;

3.	Approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers (“say-on-pay”);

4.

Ratify, confirm and approve the renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005, as amended (the “Option Plan”), and approve and authorize for a period of three years all unallocated stock options issuable pursuant to the Option Plan; and

5.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote “FOR” each of the seven director nominees and “FOR” Proposals 2, 3 and 4. The Board of Directors has fixed the close of business on April 6, 2023, as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof. This Notice of Annual and Special Meeting of Shareholders and related proxy materials are first being distributed or made available to shareholders beginning on or about April 21, 2023.

We cordially invite you to attend the Annual and Special Meeting of Shareholders either in person or to listen by toll-free access as described in the Management Proxy Circular. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card and the Management Proxy Circular for more information on how to vote your shares at the Meeting and return your voting instructions as promptly as possible.

Important Notice Regarding Availability of Proxy Materials for the 2023 Annual and Special Meeting of Shareholders: The attached Management Proxy Circular, proxy card or voter information form, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2022 are available at www.envisionreports.com/URGQ2023 or can be found at https://www.ur-energy.com.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ John W. Cash, Chairman

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES	1
APPOINTMENT OF PROXIES	1
VOTING INSTRUCTIONS	2
REVOCATION OF PROXIES	3
VOTING AND DISCRETION OF PROXIES	3
COMMON SHARES ENTITLED TO VOTE	4
VOTES REQUIRED	4
QUORUM	4
RIGHTS OF DISSENT	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PARTICULARS OF MATTERS TO BE ACTED UPON	6
Proposal No. 1: Election of Directors	6
Proposal No. 2: Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors	10
Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	11
Proposal No. 4: Approval of the Ur-Energy Inc. Amended and Restated Option Plan	12
MANAGEMENT	14
COMPENSATION PROGRAM	15
EXECUTIVE COMPENSATION	27
EQUITY INCENTIVE PLANS	29
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	34
COMPENSATION OF DIRECTORS	37
PAY RATIO CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION	40
PAY VERSUS PERFORMANCE	40
REPORT OF THE AUDIT COMMITTEE	44
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	45
INDEBTEDNESS OF DIRECTORS AND OFFICERS	57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	58
HOUSEHOLDING	58
ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE	58
ANNUAL REPORT TO SHAREHOLDERS	58
SHAREHOLDER PROPOSALS	58
AVAILABILITY OF DOCUMENTS	59
OTHER MATTERS	59
APPROVAL	59
SCHEDULE A	A-1

UR-ENERGY INC. 10758 West Centennial Road, Suite 200 Littleton, Colorado 80127

MANAGEMENT PROXY CIRCULAR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS JUNE 2, 2023

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by the management of Ur-Energy Inc. (“we,” “us,” the “Company” or “Ur-Energy”) of proxies for use at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held in person at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Friday, June 2, 2023 commencing at 1:00 p.m. Mountain Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). The solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, employees, or representatives of the Company. All costs of solicitation will be borne by the Company. This Circular and related proxy materials are first being distributed or made available to shareholders beginning on or about April 21, 2023. The information contained herein is given as at April 6, 2023, unless otherwise indicated.

We plan to hold our annual meeting in person on June 2, 2023. As a result of public health restrictions on travel and gatherings during the pandemic, we learned the value of allowing our shareholders to listen to the annual meeting online and we will continue that practice this year. To better facilitate travel and expense relating to the Meeting we will again have our out-of-town directors and other Meeting participants whose physical presence at the Meeting is not essential attend and participate in the Meeting via teleconference.

Shareholders who might otherwise attend in person may instead listen to the Meeting in real-time by calling toll-free 888-506-0062 (international: 973-528-0011) and use participant code 727697 and/or logging on to https://agm.issuerdirect.com/urg. Additionally, shareholders who have questions they would like to pose at the Meeting may send those questions to our Corporate Secretary in advance of the Meeting at legaldept@Ur‑Energy.com.  Please include your name and return email address when you convey your questions. We believe that these procedures will facilitate the opportunity for our shareholders to gather with us in person, while providing many of the benefits of a virtual-only meeting and minimizing the costs of a virtual meeting.

As set forth below, if you are a registered shareholder and wish to vote the day of the Meeting or are a proxy appointee voting the day of the Meeting, you must do so in person.

All dollar amounts in this Circular are in U.S. dollars, except where indicated otherwise. On April 6, 2023, the exchange rate of Canadian currency in exchange for United States currency, as reported by the Bank of Canada, was US$1.00 = C$1.348.

This Circular, the proxy card or voter information form, and the Company’s Annual Report (including financial statements) for the fiscal year ended December 31, 2022, are available at https://www.ur-energy.com.

APPOINTMENT OF PROXIES

The persons named in our form of proxy are Ur-Energy’s Chairman and Chief Executive Officer, John W. Cash, and our Corporate Secretary, Penne A. Goplerud. Each shareholder has the right to appoint a person other than the persons named in the form of proxy, who need not be a shareholder of the Company, to represent such shareholder at the Meeting or any adjournment thereof. Such right may be exercised by inserting such person’s name in the blank space provided in the form of proxy and striking out the other names or by completing another proper form of proxy.

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VOTING INSTRUCTIONS

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning common shares no par value of the Company (“Common Shares”), can vote their Common Shares at the Meeting either in person at the Meeting or by proxy. Should a Registered Shareholder wish to vote in person at the Meeting, the Registered Shareholder should attend the Meeting where his or her vote will be taken and counted. Although we are making a toll-free number available to listen to the Meeting, if you wish to vote the day of the Meeting, you must do so in person. Should the Registered Shareholder not wish to attend the meeting or not wish to vote in person, his or her vote may be cast by proxy through one of the methods described below and the Common Shares represented by the proxy will be voted or withheld from voting, in accordance with the instructions as indicated in the form of proxy, on any ballot that may be called for, and if a choice was specified with respect to any matter to be acted upon, the shares will be voted accordingly.

A Registered Shareholder may vote by proxy by using one of the following methods: (i) the paper form of proxy to be returned by mail or delivery; (ii) by Internet; or (iii) by telephone. The methods of using each of these procedures are as follows:

Voting by Mail. A Registered Shareholder may vote by mail or delivery by completing, dating and signing the form of proxy and depositing it with Computershare Investor Services Inc. (the “Transfer Agent”) using the envelope provided or by mailing it to Computershare Investor Services Inc., Attention: Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1 or to the Corporate Secretary of the Company at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 for receipt no later than 11:59 p.m. (ET) on Monday, May 30, 2023, or if the Meeting is adjourned, by no later than 1:00 p.m. Mountain Time on the last business day preceding the reconvened Meeting.

Voting by Internet. A Registered Shareholder may vote by Internet by accessing the following website: www.envisionreports.com/URGQ2023, and going to “vote now.” When you log on to the site you will be required to input a control number as instructed on the form of proxy. Please see additional information on the form of proxy. Registered Shareholders may vote by Internet for receipt no later than 11:59 p.m. (ET) on Monday, May 30, 2023, or if the Meeting is adjourned, no later than 1:00 p.m. Mountain Time on the last business day preceding the reconvened Meeting.

Voting by Telephone. A Registered Shareholder may vote by telephone by calling the toll-free number 1‑866-732-8683 from a touch tone phone. When you telephone you will be required to input a control number as instructed on the form of proxy. Please see additional information on the form of proxy. Registered Shareholders may vote by telephone for receipt no later than 11:59 p.m. (ET) on Monday, May 30, 2023, or if the Meeting is adjourned, no later than 1:00 p.m. Mountain Time on the last business day preceding the reconvened Meeting.

Voting by mail or the Internet are the only methods by which a Registered Shareholder may choose an appointee other than the management appointees named on the proxy and must be completed by the Registered Shareholder or by an attorney authorized in writing or, if the Registered Shareholder is a corporation or other legal entity, by an authorized officer or attorney.

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Non-Registered Shareholders (Beneficial Owners)

If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. Each of the proposals at the Meeting, other than Proposal No. 2, are “non-routine” matters and therefore an intermediary holding shares for a beneficial owner will not have the authority to vote on those matters in the absence of instructions from the beneficial owner. A nominee’s inability to vote on some proposals because it lacks discretionary authority to do so is commonly referred to as a “broker non‑vote.” Broker non-votes are not counted in the tabulation of votes cast on a particular proposal and therefore will not have an effect on the approval of that proposal.

Notice and Access

We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before April 21, 2023, we mailed a Notice of Internet Availability of Proxy Materials to participating shareholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

REVOCATION OF PROXIES

A shareholder who has given a proxy has the power to revoke it as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy and may do so (i) by delivering another properly executed proxy bearing a later date and depositing it as aforesaid, including within the prescribed time limits noted above; (ii) by depositing an instrument in writing revoking the proxy executed by the shareholder or by the shareholder’s attorney authorized in writing (A) at our head office with the Corporate Secretary at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting, prior to its commencement, on the day of the Meeting, or at any adjournment thereof; (iii) by attending the Meeting in person and so requesting; or (iv) in any other manner permitted by law.

If you hold your shares through a broker, bank, or other nominee, you must follow their instructions to revoke your initial proxy vote or to otherwise vote at the Meeting.

VOTING AND DISCRETION OF PROXIES

On any ballot that may be called for, the shares represented by proxies in favor of the persons named by management of the Company will be voted in the manner identified in the proxy, in each case in accordance with the instructions of the shareholder. In the absence of any instructions on the proxy, it is the intention of the persons named by management in the form of proxy to vote

(1)	FOR the election of each and all of management’s nominees as directors;

(2)	FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our independent auditors and the authorization of the directors to fix the remuneration of the auditors;

(3)	FOR the advisory vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers;

(4)

FOR the resolution to ratify, confirm and approve the renewal of our Amended and Restated Stock Option Plan 2005, as amended (the “Option Plan”) and to approve and authorize all unallocated stock options issuable pursuant to the Option Plan until the third anniversary of the adoption of the present resolution; and

(5)	In accordance with management’s recommendations with respect to amendments or variations of the matters set out in the Notice or any other matters which may properly come before the Meeting.

The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of the matters identified in the Notice or any other matters that may properly come before the Meeting. As at the date of this Circular, management of the Company knows of no such amendments, variations or other matters that may properly come before the Meeting other than the matters referred to in the Notice.

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COMMON SHARES ENTITLED TO VOTE

As at April 6, 2023, the authorized capital of the Company consisted of an unlimited number of Common Shares, of which 264,726,804 Common Shares were issued and outstanding, and an unlimited number of Class A Preference Shares, issuable in series, of which none has been issued. A holder of record of Common Shares at the close of business on April 6, 2023 (the “Record Date”) is entitled to one vote for each Common Share held by the shareholder. In accordance with the Canada Business Corporations Act, the Company will prepare a list of holders of Common Shares on the Record Date. Each holder of Common Shares named in the list at the close of business on the Record Date will be entitled to vote the Common Shares shown opposite his or her name on the list at the Meeting.

VOTES REQUIRED

The directors nominated for election pursuant to Proposal No. 1 will be elected by plurality vote, meaning that the seven nominees who receive the most votes, whether in person or by proxy, will be elected. Broker non‑votes will have no effect on the election of Directors. Pursuant to the Canada Business Corporations Act, any director who fails to receive a majority of the votes cast will be required to tender their resignation, subject to limited legal exceptions and timelines. See “Statement of Corporate Governance – Majority Voting.”

With respect to Proposal No. 2, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval.

With respect to Proposal No. 3, the affirmative vote of a majority of the Common Shares present at the meeting (either in person or by proxy) and entitled to vote on this matter will be required for approval. Broker non‑votes will have no effect on the vote on Proposal No. 3. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

With respect to Proposal No. 4, the affirmative vote of a majority of the votes cast at the Meeting (either in person or by proxy) will be required for approval, however, rules of the Toronto Stock Exchange (“TSX”) provide that all eligible insiders in order to participate in the Stock Option Plan may not vote on the resolution. Accordingly, the Stock Option Plan resolution must be passed by a majority of votes cast at the Meeting (either in person or by proxy), excluding 4,316,776 Common Shares held by certain insiders of the Company and their affiliates. Broker non‑votes will have no effect on the outcome of this proposal.

QUORUM

The presence, in person or by proxy, of two shareholders holding not less than 10% of the Common Shares entitled to vote as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there is not a quorum present to approve any proposals at the time of the Meeting, the Meeting shall be adjourned to a date no less than seven days later than the scheduled Meeting date in order to permit further solicitation of proxies. The scrutineer will treat Common Shares represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

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RIGHTS OF DISSENT

Pursuant to the Canada Business Corporations Act, there are no rights of dissent in respect of the resolutions to be voted on by the shareholders at this Meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of April 6, 2023, our Record Date, we had 264,726,804 Common Shares issued and outstanding, and 4,559,621 stock options which may be exercised currently or within the sixty (60) days following April 6, 2023.

	Number of Common Shares of	Percentage of Issued and Outstanding Common Shares
Name of Holder	Ur-Energy	of Ur-Energy
Directors and Named Executive Officers (1)(2)
W. William Boberg (3)	1,467,890	*
John W. Cash	880,857	*
Rob Chang	535,015	*
James M. Franklin(4)	791,393	*
Penne A. Goplerud	921,309	*
Steven M. Hatten	748,653	*
Gary C. Huber	758,608	*
Thomas H. Parker	777,422	*
Roger L. Smith	1,178,581	*
Kathy E. Walker	816,669	*
All Directors and executive officers, as a group (10 persons)	8,876,397	3.35%

________________

*	Less than one percent

(1)	Address for each director and executive officer: 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127.
(2)

The beneficial ownership shown for all holders in this table represents Common Shares and all options which may be exercised currently or within sixty (60) days following April 6, 2023. For our Directors and executive officers, this represents the following: Boberg (996,241 Common Shares, 471,649 options); Cash (384,005 Common Shares, 496,852 options); Chang (63,366 Common Shares, 471,649 Options); Franklin (655,927 Common Shares, 135,466 options); Goplerud (396,316 Common Shares, 524,993 options); Hatten (288,550 Common Shares, 460,103 options); Huber (286,959 Common Shares, 471,649 options); Parker (305,773 Common Shares, 471,649 options); Smith (594,619 Common Shares, 583,962 options); and Walker (345,020 Common Shares, 471,649 options). As of the Record Date, April 6, 2023, the number of the Company’s Common Shares beneficially owned by all of the Directors and executive officers as a group and entitled to be voted at the meeting is 4,316,776.

(3)	Of the shares identified, Mr. Boberg holds 118,796 Common Shares jointly with his wife.
(4)	Of the shares identified, Dr. Franklin holds 50,000 Common Shares indirectly through his ownership in Franklin Geosciences Ltd.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Shares as of April 6, 2023, by each person (other than the Directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of our Common Shares.

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	Number of Common Shares of	Percentage of Issued and Outstanding Common Shares
Name of Holder	Ur-Energy	of Ur-Energy
Major Shareholders
MMCAP International Inc. SPC(1)	20,208,633	8.84%(1)

(1) MMCAP International Inc. SPC filed a Schedule 13G dated February 14, 2023 indicating holdings as at December 31, 2022 of 20,208,633 Ur-Energy Common Shares as between itself and its affiliate MM Asset Management Inc. Additionally, the filing reports the ownership of Warrants exercisable for the purchase of up to 5,500,000 Common Shares. The warrants include a beneficial ownership limitation that would preclude exercise of the Warrants if, as a result of the exercise, the holder’s share ownership would exceed 9.9% of the Company’s outstanding Common Shares. The Section 13G filing was calculated and filed based upon Ur-Energy Common Shares issued and outstanding at November 1, 2022 of 223,126,028 Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

Proposal No. 1:  Election of Directors

The articles of the Company provide that the Board of Directors of the Company (the “Board of Directors” or the “Board”) shall consist of a minimum of one and a maximum of ten directors, the number of which will be seven as elected at the Meeting. Election of directors will be conducted on an individual basis, and will include W. William Boberg, John W. Cash, Rob Chang, James M. Franklin, Gary C. Huber, Thomas H. Parker, and Kathy E. Walker. As discussed below in “Statement of Corporate Governance - Majority Voting,” each Director must receive a majority of the votes cast (in person or by proxy) as to his or her election or will be required to submit his or her resignation subject to the provisions of the Canada Business Corporations Act (“CBCA”) and related regulations.

Nominees: Each of the seven persons named above is a nominee for election as a director at the Meeting for a term of one year or until his or her successor is elected and qualified. Each of the nominees is currently serving as a director of the Company, and each was elected to the Board of Directors at the last annual meeting of shareholders. Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the form of proxy reserve the right to vote for another nominee in their discretion or for the election of only the remaining nominees.

The Board of Directors has delegated to the Corporate Governance and Nominating Committee the responsibility for reviewing and recommending nominees for director. The Board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the Corporate Governance and Nominating Committee.

Certain of our Directors have historically and do currently serve on boards of directors of other companies. We view this to be beneficial to the Company, provided there is no conflict of interest, nor restrictions on time which are disadvantageous to our Board’s interests. Current service on the boards of other public companies is set forth, below, under “Service on Additional Boards.” The Company believes that service on other boards allows for broader experience and expertise which benefits the individual and the companies served, including Ur-Energy. None of our directors sits on more than three public company boards or, alternatively, is the CEO of a public company and sits on the board of more than two public companies besides the one for which he/she is the CEO (i.e., none of our directors is “overboarded”).

Qualifications:  In evaluating a director candidate, the Corporate Governance and Nominating Committee considers the candidate’s independence, character, business experience, industry-specific experience including technical expertise, corporate governance skills and abilities, training and education, a history of personal and professional achievement and leadership; commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the Board or its committees. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including natural resources exploration and development, mining operations, executive management, board service, corporate governance, finance, financial markets, government, employment, and international business. These varied and substantial backgrounds, skills, and qualifications, as described in more detail below, and the contributions of each to the development and current operations of the Company as described below under the heading “Board Composition – Including Tenure, Diversity, and Outlook on Set Retirement Age,” led the Corporate Governance and Nominating Committee and the Board of Directors to the conclusion that each of the nominees should serve as a Director.

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Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of all of the named nominees for director and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

W. William (Bill) Boberg, 83, M.Sc., P. Geo	Director

Mr. Boberg has served as a director of the Company since January 2006. Mr. Boberg served as the Company’s President and Chief Executive Officer (2006 to 2011). Prior to that time, Mr. Boberg was the Company’s senior U.S. geologist and Vice President U.S. Operations (2004 to 2006). Before his initial involvement with the Company, he was a consulting geologist having over 40 years of experience investigating, assessing, and developing a wide variety of mineral resources in diverse geologic environments in western North America, South America, and Africa. Mr. Boberg worked for Gulf Minerals, Hecla Mining, Anaconda, Continental Oil Minerals Department, Wold Nuclear, Kennecott, Western Mining, Canyon Resources and Africa Mineral Resource Specialists. Mr. Boberg has over 30 years of experience exploring for uranium in the continental U.S. He discovered the Moore Ranch Uranium Deposit and the Ruby Ranch Uranium Deposit as well as several smaller deposits in Wyoming’s Powder River Basin. He received his Bachelor’s Degree in Geology from Montana State University and his Master’s Degree in Geology from the University of Colorado. He is a registered Wyoming Professional Geologist and fellow of the Society of Economic Geologists. He is a member of the Society for Mining, Metallurgy & Exploration Inc., American Institute of Professional Geologists (for which he is a Certified Professional Geologist), the Denver Regional Exploration Geologists Society and the American Association of Petroleum Geologists. Mr. Boberg is also a director for Gold79 Mines Ltd. (formerly, Aura Resources Inc.) (since June 2008).

The Board of Directors has concluded that Mr. Boberg is well qualified and should serve as a director of the Company on the basis of his contributions to the Company since 2004 (since 2006 as a director and, from 2006 until 2011, as the President and CEO), as well as his more than 40 years of experience in mineral resources exploration and development.

John W. Cash, 50, M.Sc.	Chairman of the Board, President and CEO

Mr. Cash was appointed Chairman of the Board of Directors of Ur-Energy June 2, 2022.  He was named Ur-Energy’s Chief Executive Officer on March 1, 2022 and President of the Company effective June 3, 2022. Mr. Cash joined Ur‑Energy in 2007 and was appointed as Vice President Regulatory Affairs in 2011. He has led the permitting and licensure of both the Lost Creek and Shirley Basin uranium mines, while managing the environmental, health and safety (“EHS”) and geology departments and contributing to the development and growth of the Company. During his tenure with Ur-Energy, Mr. Cash has gained a well-deserved reputation for developing impactful solutions for industry related to water management, EPA aquifer exemptions, technical design, and environmental matters. Mr. Cash has nearly 30 years of diverse experience in the uranium industry, from which he has acquired broad-reaching expertise in exploration, EHS including radiation safety, regulatory and legislative affairs, and uranium recovery operations, as well as extensive management experience. He is a respected industry leader and has served as a past president of the Uranium Producers of America.

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Prior to joining Ur-Energy, Mr. Cash worked for established uranium mining companies, including BHP, Rio Algom Mining, and Crow Butte Resources, a subsidiary of Cameco, in various roles in mineral exploration, as Operations Superintendent and EHS Manager. As Operations Superintendent, Mr. Cash managed all aspects of wellfield production and plant processing at the 800,000 lbs. U3O8 per year Crow Butte ISR facility. Mr. Cash is a Fellow of the inaugural World Nuclear Summer Institute. Mr. Cash received B.Sc. and M.Sc. degrees in Geology and Geophysics from the University of Missouri-Rolla.

The Board of Directors has concluded that Mr. Cash is well qualified and should serve as a director of the Company on the basis of his contributions to the Company since 2007, as an employee, executive officer and most recently as Chief Executive Officer, President and Chairman of the Board of Directors since 2022. Additionally, the Board of Directors believes that Mr. Cash’s lengthy tenure and diverse expertise in the uranium industry will continue to benefit the Board.

Rob Chang, 45, MBA	Director

Mr. Chang has 26 years of experience in the financial services industry and has been a sought-after expert in uranium markets. An experienced senior executive, he currently sits on the boards of publicly traded mineral resource companies. He is the Co-Founder and Chief Executive Officer of Gryphon Digital Mining currently, while his past roles include serving as the Managing Director and Head of Metals & Mining at Cantor Fitzgerald where he provided research coverage in precious metals, base metals, lithium, and uranium. He is well familiar with the uranium mining industry and is considered a subject matter expert by several media outlets. He was recognized by Bloomberg as the “Best Precious Metals Analyst” in Q1 2016. Mr. Chang is frequently quoted by and a regular guest of several media outlets including Bloomberg, Reuters, CNBC, and the Wall Street Journal. Mr. Chang previously served as a Director of Research and Portfolio Manager at Middlefield Capital, a Canadian investment firm which managed $3 billion in assets. He was also on a five-person multi-strategy hedge fund team where he specialized in equity and derivative investments. Mr. Chang completed his MBA at the University of Toronto’s Rotman School of Management. Mr. Chang also serves as a director on the boards of Fission Uranium Corp. (since April 2018) and Shine Mineral Corp. (since November 2018).

The Board of Directors has concluded that Mr. Chang is well qualified and should serve as a director of the Company on the basis of his contributions to the Board since 2018, and his extensive knowledge of the financial markets and financial services industry, as well as his knowledge of the uranium mining industry.

James M. Franklin, 80, PhD, FRSC, P.Geo	Director & Chair of the HSE & Technical Committee

Dr. Franklin has over 50 years’ experience as a geologist. He is a Fellow of the Royal Society of Canada. Since 1998, he has been an Adjunct Professor at Queen’s University, since 2001, at Laurentian University and since 2006 at the University of Ottawa. He is a past President of the Geological Association of Canada and of the Society of Economic Geologists. He retired in 1998 as Chief Geoscientist of the Geological Survey of Canada, Earth Sciences Sector. Since that time, he has been a consulting geologist and is currently a director of Gold79 Mines Ltd. (formerly, Aura Resources Inc.) (since October 2003), and Nuinsco Resources Ltd. (since June 2018). Dr. Franklin’s lifetime achievements have been honored by several professional organizations. Among his honors, Dr. Franklin has been awarded GAC’s Logan and Duncan R. Derry medals, CIM’s Selwyn Blaylock, A.O. Dufresne, Distinguished Lecturer and Julian Boldy Memorial awards and the Society of Economic Geologists Thayer Lindsley and Distinguished Lecturer awards. He has also received the R.A.F. Penrose Gold Medal from SEG for his many contributions to a broad cross section of geosciences. In 2017 he was made a Fellow of Lakehead University, honoring his contributions to education and economic development in northern Ontario. Dr. Franklin was inducted into the Canadian Mining Hall of Fame in 2019 for his many contributions to the mining industry.

The Board of Directors has concluded that Dr. Franklin is well qualified and should serve as a director of the Company on the basis of his contributions as a director to the Company since its inception and his more than 50 years of experience in geosciences, technical and mineral resource work in industry, governmental service, and academia.

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Gary C. Huber, 71, PhD, P.Geo	Director, Chair of Compensation Committee & Chair of Corporate Governance and Nominating Committee

Dr. Huber is a mining executive with over 40 years of natural resources experience. Previously, Dr. Huber served as a director for Ur‑Energy during 2007. Dr. Huber returned to serve as a director for Ur-Energy in 2015. In the interim, Dr. Huber served as President and CEO of Neutron Energy, Inc. (2007-2012), a privately held uranium company which was conducting project feasibility analyses as well as permitting of two uranium mines and a mill complex. Dr. Huber is the founder, in 2006, and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration. Dr. Huber served as an independent director of Gold Resource Corporation, a precious metal mining company. He was chairman of its audit committee and a member of the compensation committee. He also served as an independent director of Capital Gold Corp., a gold mining company with operations in Mexico, and served on its audit and corporate governance committees. Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, and served in various capacities there until 2006, including as director, chief financial officer, vice president of finance, treasurer, and secretary. He also served as the president and chief executive officer of CR Minerals Corporation, an industrial minerals subsidiary of Canyon Resources, from 1987 to 1998. Dr. Huber holds a PhD in geology from Colorado School of Mines and received a Bachelor of Science in geology from Fort Lewis College. He is a fellow of the Society of Economic Geologists, where he previously served as the chairman of its audit and investment committees; and a member of the Society for Mining, Metallurgy and Exploration, where he previously served as the chairman of the audit committee. Dr. Huber served as a director and treasurer of The Society of Independent Professional Earth Scientists, a not-for-profit professional group. He also has served as President of the Society of Independent Earth Scientists Foundation, which awards scholarships to undergraduate and graduate students majoring in the earth sciences fields. Dr. Huber formerly was a director of the Denver Gold Group, a not-for-profit industry association for publicly traded precious metal companies. Dr. Huber is a Utah registered Professional Geologist.

The Board of Directors has concluded that Dr. Huber is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director (in 2007, and since his return to the Board in 2015), and because of his extensive mining industry experience including in areas of natural resources development and mining operations, and executive management and finance, developed by serving as an executive officer and director of publicly-traded natural resource companies.

Thomas H. Parker, 80, M.Eng., P.E.	Lead Director, Chair of Audit Committee & Chair of Treasury & Investment Committee

Mr. Parker has worked extensively in senior management positions in the mining industry, having begun his career in the mining industry more than 55 years ago. Mr. Parker is a mining engineer graduate from South Dakota School of Mines, with a Master’s Degree in Mineral Engineering Management from Penn State. Mr. Parker was President and CEO, and a director of U.S. Silver Corporation until his retirement in 2012.  Prior to that, Mr. Parker was President and CEO of Gold Crest Mines, Inc., before which he was the President and CEO of High Plains Uranium, Inc., a junior uranium mining company acquired by Energy Metals in 2007. Mr. Parker also served for 10 years as Executive Vice President of Anderson and Schwab, a management consulting firm. Prior to Anderson and Schwab, Mr. Parker held many executive management positions including with Costain Minerals Corporation, ARCO, Kerr McGee Coal Corporation and Conoco. He also has worked in the potash, limestone, talc, coal, and molybdenum industries and has extensive experience working in Niger, France, and Venezuela.

The Board of Directors has concluded that Mr. Parker is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director since 2007 and, most recently, as our Lead Director since 2014, as well as his more than 55 years in the mining industry, including vast operational and executive management experience.

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Kathy E. Walker, 64, MBA	Director

Ms. Walker is the founder and CEO of the eKentucky Advanced Manufacturing Institute, a high-tech workforce training center. She is also the CEO of Elm Street Resources Inc., an energy marketing company. Both companies are based in Painstville, Kentucky. She brings more than 35 years of experience in various energy, financial, and manufacturing related business endeavors to our Board. Ms. Walker holds an MBA from Xavier University. Prior to starting Elm Street Resources, she served as Secretary and Controller of Agip Coal, USA, a subsidiary of the Italian National Energy Agency ENI. Ms. Walker, former Chair of the Morehead State University Board of Regents, was a founder and board member of First Security Bank, Lexington, Kentucky and of Great Nations Bank, Norman, Oklahoma. She is a member of several regional economic development boards.

The Board of Directors has concluded that Ms. Walker is well qualified and should serve as a director of the Company on the basis of her contributions to the Company as a director since 2017, and because of her extensive energy-related business experience including in areas of sales and marketing, and executive management and finance expertise, developed by serving as an executive officer and director of various entities.

Proposal No. 2:  Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Board of Directors to Fix the Remuneration of the Auditors

Appointment of Auditor

The Audit Committee selected and has recommended the independent accounting firm of PricewaterhouseCoopers LLP, Chartered Professional Accountants, with respect to the audit of our financial statements for the year ended December 31, 2023. At the Meeting, it is proposed to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company, to serve until the next annual meeting of shareholders with their remuneration to be fixed by the Board of Directors.

We expect that our Audit Partner from PricewaterhouseCoopers LLP will participate in our Meeting virtually, online or by telephone.

Independent Accountant Fees and Services

PricewaterhouseCoopers LLP, Chartered Professional Accountants, and its affiliates, have been the auditors of Ur‑Energy since December 2004. The fees accrued for audit and audit-related services performed by PricewaterhouseCoopers LLP, Chartered Professional Accountants, in relation to our financial years ended December 31, 2022 and 2021, paid and shown below in C$, were as follows:

	December 31, 2022	December 31, 2021
Audit fees (1)	$257,095	$233,845
Audit-related fees (2)	$38,225	$66,105
All other fees (3)	$4,105	Nil
Total	$299,425	$299,950

(1)	Audit fees consist of professional services for the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements.

(2)	Audit-related fees include assurance and related services that are reasonably related to financing activities, if any, and our shelf registration and at-market sales agreement.

(3)

All other fees include fees related to products and services provided by PricewaterhouseCoopers LLP, Chartered Professional Accountants. No tax compliance, tax advice, and tax planning services were provided by PricewaterhouseCoopers LLP, Chartered Professional Accountants during either 2022 or 2021.

Audit Committee’s Pre-Approval Practice

All services reflected in the preceding table for 2022 and 2021 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors

It is proposed to approve an ordinary resolution to re-appoint the firm of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Company.

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Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

The approval of Proposal No. 2 requires the approval of a majority of the votes cast by shareholders (either in person or by proxy) at the Meeting.

Proposal No. 3:  Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

In accordance with SEC rules, our shareholders will be asked at the Meeting to cast a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed in this Circular, including the disclosures under “Compensation Program” and “Executive Compensation” and the compensation tables and related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Circular.

We conducted a similar advisory vote in 2022 and approximately 79% of the votes cast were in favor of the compensation of our Named Executive Officers. For the past five years, our advisory “say on pay” vote has averaged approximately 87%. This vote is advisory, which means that its outcome is not binding on the Company, the Board of Directors, or the Compensation Committee of the Board of Directors.

We are continuing our practice of having an annual say-on-pay advisory vote, so the next advisory vote will occur at our annual meeting in 2024.

The Compensation Committee and the Board of Directors believe that our compensation policies and procedures are effective in achieving our goals. As described under “Compensation Program” our compensation program is designed to motivate executive officers and employees to achieve pre-determined objectives without taking excessive risks; provide competitive base salary compensation and benefit programs to attract and retain highly qualified executives and employees; encourage an ownership mentality; and, fundamentally, to support the achievement of results. We believe that the Company’s compensation program, with its balance of (i) competitive salary ranges; (ii) short-term incentives (including cash bonus awards and performance conditions for such awards), (iii) long-term incentives (including equity awards of stock options and restricted share units which vest over varied periods of two to three years), and (iv) share ownership guidelines for executive officers, all of which encourage and reward sustained performance that is aligned with long-term shareholder interests.

Shareholders are encouraged to read both “Compensation Program” and “Executive Compensation” sections below, as well as the compensation tables and related narrative disclosure.

Shareholders will be asked to approve the following ordinary resolution (the “Advisory Vote on Named Executive Officer Compensation”) at the Meeting:

BE IT RESOLVED THAT the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Management Proxy Circular for this annual and special meeting of shareholders, including the “Compensation Program” and “Executive Compensation” sections and the compensation tables and related narrative disclosure.

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Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Advisory Vote on Named Executive Officer Compensation Resolution.

The approval of the advisory vote on Proposal No. 3 requires the affirmative vote of a majority of the Common Shares present at the meeting (either in person or by proxy). Although the advisory vote is non-binding, the Board will review the results of the vote and will take the results of the vote into account in determinations concerning executive compensation.

Proposal No. 4:  Approval of the Renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan

At the Meeting, shareholders will be asked to consider, and, if thought advisable, to pass, a resolution substantially in the form set out below, to ratify, confirm and approve the renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005, as amended (the “Option Plan”). The Board of Directors wishes to renew the Option Plan, which was previously ratified, confirmed and approved at meetings of shareholders of the Company in May 2020, May 2017, April 2014, April 2011, and May 2008.

The rules of the Toronto Stock Exchange (“TSX”) provide that a stock option plan of an issuer must be approved by its securityholders every three years after its institution if such plan does not have a fixed maximum number of securities issuable thereunder, which is the case of our Option Plan which provides that the maximum number of Common Shares available for issuance hereunder is equal to 10% of the number of Common Shares outstanding at the time of grant.

At the Meeting, shareholders will therefore be asked to consider and, if deemed advisable, to approve, with or without variation, the unallocated options, rights or other entitlements with respect to treasury issuances under the Option Plan and the grant of options until June 2, 2026, which is the date that is three years from the date of the Meeting.

The Board of Directors is of the view that it is in the best interests of the Company to approve and renew the Option Plan, which will continue to enable the Board of Directors to grant options to directors, officers, employees and consultants of the Company and its subsidiaries as a means of attracting and retaining highly-qualified directors, officers, employees and consultants who will be motivated towards the success of the Company, particularly now as we are hiring professionals and managers to return Lost Creek to commercial production levels in a safe and compliant manner. The Option Plan is also a means to encourage share ownership in the Company by directors, officers, employees and consultants who work in behalf of the Company.

No modification to the Plan is proposed. There is no request to increase the percentage number of shares available for issuance under the Plan.

The Option Plan, as approved and ratified by the Board of Directors, is summarized in more detail under the heading “Stock Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan,” below. A copy of the Option Plan is attached to this Circular as Schedule A. A shareholder may also obtain a copy of the plan from the Corporate Secretary of the Company upon request at 10758 West Centennial Road, Suite 200, Littleton, Colorado, 80127, telephone 720-981-4588 (ext. 250).

If, at the Meeting, the shareholders of the Company do not approve all unallocated options with respect to treasury issuances available under the Option Plan, all currently outstanding options will be unaffected, however the Company will not issue any further options under the Option Plan and any outstanding options that are thereafter cancelled or expire will not be available for re-grant until such time as shareholder approval is obtained.

Accordingly, shareholders will be asked to approve the following resolution (the “Option Plan Resolution”) at the Meeting:

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BE IT RESOLVED THAT:

1.

The renewal of Ur-Energy Inc. Amended and Restated Stock Option Plan, 2005, as described herein and as set forth fully in Schedule A to this Circular (the “Option Plan”), which was adopted in connection with the initial public offering of the Company in November 2005, and ratified, confirmed and approved by the shareholders on May 8, 2008, April 27, 2011, April 29, 2014, May 18, 2017, May 7, 2020, be and is hereby ratified, confirmed and approved;

2.

All unallocated options issuable pursuant to the Option Plan be and are hereby approved and authorized, and the Company be authorized to have the ability to continue granting options under the Option Plan, until the third anniversary date of the adoption of the present resolution by the shareholders of the Company, namely, June 2, 2026; and

3.

Any director or officer of the Company be and each of them is hereby authorized, for and on behalf of the Company, to do such things and to sign, execute and deliver all such documents that such director or officer may, in their discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.

Recommendation of Ur-Energy’s Board of Directors

After careful consideration, the Board of Directors has determined that the Option Plan continues to be in the best interests of the Company’s shareholders. The Board of Directors approved the renewal of the Option Plan and recommends approval of the resolution by the Company’s shareholders. The Board of Directors unanimously recommends that the shareholders vote FOR the Option Plan Resolution.

The TSX rules provide that, in order to participate in the Option Plan, all eligible insiders may not vote on the approval of the renewal of the Option Plan. Accordingly, the Stock Option Plan Resolution must be passed by a majority of votes cast by shareholders present in person or represented by proxy at the Meeting, excluding 4,316,776 Common Shares held by certain insiders of the Company and their affiliates.

At April 6, 2023, there are 20 employees and six non-executive directors who are eligible to participate in the plan.

As at April 6, 2023, the closing price of our Common Shares on the NYSE American was $0.92 and on the TSX was C$1.21.

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MANAGEMENT

Identification of Executive Officers

John W. Cash, 50, M.Sc.	Chief Executive Officer, President and Chairman of Board

Mr. Cash was named Ur-Energy’s Chief Executive Officer on March 1, 2022 and President of the Company effective June 3, 2022. He was appointed Chairman of the Board of Directors on June 2, 2022. Mr. Cash joined Ur‑Energy in 2007 and was appointed as Vice President Regulatory Affairs in 2011. He has led the permitting and licensure of both the Lost Creek and Shirley Basin uranium mines, while managing the environmental, health and safety (“EHS”) and geology departments and contributing to the development and growth of the Company. During his tenure with Ur‑Energy, Mr. Cash has gained a well-deserved reputation for developing impactful solutions for industry related to water management, EPA aquifer exemptions, technical design, and environmental matters. Mr. Cash has nearly 30 years of diverse experience in the uranium industry, from which he has acquired broad-reaching expertise in exploration, EHS including radiation safety, regulatory and legislative affairs, and uranium recovery operations, as well as extensive management experience. He is a respected industry leader and has served as a past president of the Uranium Producers of America.

Prior to joining Ur-Energy, Mr. Cash worked for established uranium mining companies, including BHP, Rio Algom Mining, and Crow Butte Resources, a subsidiary of Cameco, in various roles in mineral exploration, as Operations Superintendent and EHS Manager. As Operations Superintendent, Mr. Cash managed all aspects of wellfield production and plant processing at the 800,000 lbs. U3O8 per year Crow Butte ISR facility. Mr. Cash is a Fellow of the inaugural World Nuclear Summer Institute. Mr. Cash received B.Sc. and M.Sc. degrees in Geology and Geophysics from the University of Missouri-Rolla.

Roger L. Smith, 65, CPA, MBA, CGMA	Chief Financial Officer and Chief Administrative Officer

Mr. Smith has 35 years of mining and manufacturing experience including finance, accounting, IT, ERP and systems implementations, mergers, acquisitions, audit, tax, and public and private reporting in international environments. Mr. Smith served as Ur-Energy’s Chief Financial Officer and Vice President Finance, IT and Administration until May 2011, when he assumed the title and responsibilities of Chief Administrative Officer as well as Chief Financial Officer. Mr. Smith joined the Company in May 2007, after having served as Vice President, Finance for Luzenac America, Inc., a subsidiary of Rio Tinto PLC and Director of Financial Planning and Analysis for Rio Tinto Minerals, a division of Rio Tinto PLC, from September 2000 to May 2007. Mr. Smith has also held such positions as Vice President Finance, Corporate Controller, Accounting Manager, and Internal Auditor with companies such as Vista Gold Corporation, Westmont Gold Inc., and Homestake Mining Corporation. He has a Master of Business Administration and Bachelor of Arts in Accounting from Western State Colorado University, Gunnison, Colorado.

Steven M. Hatten, 59, B.Sc.	Chief Operating Officer

Steven M. Hatten was named Ur-Energy Chief Operating Officer in October 2022. Mr. Hatten had served as Vice President Operations for the Company since 2011. Prior to that, Mr. Hatten was Ur-Energy’s Engineering Manager from 2007 to 2010 and Director of Engineering and Operations from 2010 to 2011. He has 30 years of experience in uranium production with a strong background in in situ recovery uranium design and operations. He previously worked as a Project Engineer for Power Resources, Inc., Manager, Wellfield Operations for Rio Algom Mining Corp., and Operations Manager at Cameco’s Smith Ranch – Highland Facility. Mr. Hatten has a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Penne A. Goplerud, 61, JD	General Counsel & Corporate Secretary

Ms. Goplerud has 30 years of diverse legal experience in general corporate matters, natural resources transactions and complex litigation. She was named General Counsel and Corporate Secretary of the Company in 2011, having joined Ur‑Energy as its Associate General Counsel in 2007. While in private practice, she represented clients in complex litigation, arbitration and mediation involving mining, oil and gas, commercial and corporate disputes, securities, and environmental law. She also counseled business clients and represented clients in the negotiation of business transactions. Prior to joining Ur-Energy, much of Ms. Goplerud’s practice focused on natural resources work in the U.S. and abroad. Ms. Goplerud obtained her JD from the University of Iowa College of Law.

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COMPENSATION PROGRAM

We are a “smaller reporting company” as defined by SEC regulations. As a result, we are not required to include a comprehensive Compensation Discussion and Analysis in this Circular. We are providing, voluntarily, certain of the information that would typically be contained in a Compensation Discussion and Analysis section in an effort to provide our shareholders with additional information regarding our executive compensation policies, practices, and plans, and in order to provide context for your consideration of our advisory ‘say on pay’ proposal.

Compensation Program

We believe that the caliber and commitment of our executive officers are critical to our continued success and performance, and the overall commitment of all our employees. The Compensation Committee reviews and makes recommendations to the Board with respect to the overall approach to compensation for all our employees, and specifically with respect to our executive officers, including the Chief Executive Officer, and the remuneration of directors.

Because of the changes within our executive management team during 2022, and the relative size of our executive team, we are providing disclosure with respect to all our executives as named executive officers (“Named Executive Officers” or “NEOs”):

·	John W. Cash, Chief Executive Officer and President (previously Vice President Regulatory Affairs, until March 1, 2022);
·	Roger L. Smith, Chief Financial Officer and Chief Administrative Officer;
·	Steven M. Hatten, Chief Operating Officer (previously Vice President Operations, until October 27, 2022); and
·	Penne A. Goplerud, General Counsel and Corporate Secretary.

Where appropriate, we include disclosure related to Jeffrey T. Klenda, Chief Executive Officer until March 1, 2022; and President until his full retirement at June 2, 2022.

We maintain a compensation program in which both performance and compensation are routinely evaluated. Further, we maintain a program in which (a) pay for performance is supported by a significant percentage of executive pay being at risk (~55% of CEO compensation; ~50% of other executive officers); (b) executive officers are motivated to create shareholder value through a number of components in our program including our stock option plan; (c) performance by all employees is evaluated, with executive officers’ short-term incentive bonus awards being more closely aligned to performance on corporate objectives (60%) based upon the greater opportunity, and responsibility, to shape corporate performance (hourly and non-managerial staff bonuses are more heavily weighted to their personal objectives) with generally 80% of an executive’s long-term incentive is based upon stock options; (d) certain defined thresholds must be reached as a minimum level of performance, typically 50% of the target (or, a score of 2 on our 1-4 scale), before eligibility for payout on any objective and, by contrast, short-term incentive bonuses are effectively capped, as the maximum level of performance for each objective is typically set at 150% of the target (or, a score of 4 on our 1-4 scale); (e) reasonable salaries and overall compensation packages are based upon regularly updated compensation surveys and ongoing review of peer comparators’ practices; (f) compliance with executive share ownership guidelines is routinely monitored; (g) we have no multi-year contracts with executive employees; our employment agreements with executive officers protect proprietary information, and contacts with personnel obtained while employed with the Company, and do not subject the Company to excessive severance obligations; (h) we do not permit repricing of stock options; (i) our employees, including executives, are not permitted to hedge their beneficially-held Company’s shares; (j) our executive officers are not permitted to pledge the Common Shares of the Company that they hold; and (k) we have adopted a clawback policy which applies to all executives, all as discussed further below.

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Our compensation program is designed to effectively link compensation to performance as demonstrated by the completion by our executive officers of corporate and personal objectives that are designed to drive creation of shareholder value. The Compensation Committee believes that it is important to maintain a defined connection between achievements and compensation payout. The Committee has thoughtfully reviewed the metrics and priorities most appropriately used to establish and maintain that connection. In doing so, the following has been considered:

·	the selection of corporate and personal objectives that are measurable and tied to shareholder value creation, which is fundamental to our success as a company;

·	executive officers should be evaluated and paid based on performance and achievement of both corporate and personal objectives; and

·	executive officers should have a clear understanding of how their performance and the achievement of pre-determined objectives may influence their compensation.

The objectives of our compensation program are to support the achievement of results; motivate executive officers to achieve pre-determined objectives without taking excessive risks; provide competitive compensation and benefit programs to attract and retain highly qualified executives; and encourage an ownership mentality, which is further augmented through share ownership guidelines for all executive officers.

Our compensation program continues to follow the same progression throughout the year:

·	Setting Objectives: Establishment of department and overall corporate objectives, followed by personal objectives, in conjunction with the approved budget, and additional guidance from management set the stage for our year ahead.

·	LTIP Awards to Incentivize: As a part of setting objectives, and “looking ahead,” the Compensation Committee recommends, and the Board considers and approves the annual grant of stock options and RSUs and other share units or commons shares available to grant under the RSU&EI Plan to those eligible for consideration. See also “Equity Incentive Plans,” below.

·	Performance Review: Annually, in the first quarter, we review our performance during the past year, initially with a determination of performance to corporate objectives (reviewed by the Compensation Committee and our Board). The performance of staff is reviewed; executive officers are evaluated by the Chief Executive Officer and the Compensation Committee; and the Chief Executive Officer is evaluated by the Compensation Committee and the Board of Directors. Based upon these performance assessments, bonuses are determined and awarded, in the discretion of the Compensation Committee and Board. See further discussion under “Short Term Incentive Plan” below.

·	COLA and Salary Reviews: Cost-of-living adjustments to salaries are typically considered mid-year when best data are available. Periodically, and at least annually in recent years, salary surveys are completed, with staff salaries adjusted to the findings of the survey, as necessary.

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Compensation Structure

Our compensation program consists of base salary, short- and long-term incentives, and other perquisites. The components of total direct compensation relate to performance as follows:

Fixed Compensation	Variable Compensation

Current Incentive	Short-term Incentives	Long-term Incentives

Based on skills, experience and market rates	Tied to Past Annual Performance	Tied to Future Long-term Share Price Performance

Base Salary	Cash Bonus	Stock Options	Restricted Share Units, Performance Share Units and Direct Share Issuances

Employment Agreements with Named Executive Officers

We have employment agreements with each of our executive officers. The agreements contain standard employment provisions, as well as salary, entitlement to a short-term incentive, cash, bonus to be determined in the discretion of the Board, and statements of eligibility for Company benefits (e.g., health and wellness benefits, paid time off, 401(k) plan), and equity compensation plans (stock option and RSU&EI plans). The agreements also provide for post-termination obligations of the executives (one-year non-solicitation provisions applicable to all executive officers; and one-year non-competition provisions in the agreements of Messrs. Hatten and Cash). Post-termination obligations of the Company with respect to the executive officers, including in an event of change of control, are discussed and summarized below under the heading “Potential Payments Upon Termination or Change of Control.” The Compensation Committee reviews the employment agreements of and compensation program for the executive officers on a periodic basis.

Objectives to be Met Through “Pay Mix”

The compensation program is designed to provide motivation and incentives to our executive officers and employees with a view toward enhancing shareholder value and successfully implementing our corporate objectives. The compensation program accomplishes this by rewarding performance that is designed to create shareholder value. The portion of variable, at-risk, performance-based compensation is commensurate to an executive officer’s or employee’s position and increases as their respective level of responsibility increases. See also “2022 Independent Review of Compensation Program and Establishment of Peer Group.” Further, the mix and structure of compensation is designed to strike an appropriate balance to achieve pre-determined objectives without motivating excessive risk taking.

Our share price may be heavily influenced by changes in uranium and other commodity prices, which are outside of our control. Additionally, in recent years, geopolitical developments and public and governmental support for (or in opposition to) nuclear energy have affected our share price in ways we are unable control. As a result, the compensation program is designed to focus on areas where the executive officers and employees have the most influence. To achieve this, a combination of safety, operational, and various financial criteria are utilized when selecting continuing corporate objectives and establishing an appropriate combination of pay.

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The compensation structure and “pay mix” in place for our CEO and other executive officers is as follows:

The characteristics of the compensation program’s mix of pay, as they relate to the executive officers, include:

·	a significant portion of executive pay is at-risk and, with adjustments made to the program following our independent compensation consultant’s review in 2022, a greater portion is at risk than in prior years;
·	executive officers have a higher percentage of at-risk compensation relative to other employees, because they have the greatest ability to influence corporate performance;
·	60% of an executive’s short-term incentive is based on corporate performance; and
·	80% of an executive’s long-term incentive is composed of stock options, which are highly leveraged to our share price performance.

The incentive compensation actually received by the executive officers varies based upon individual performance and the achievement of corporate and personal objectives and is ultimately subject to the discretion of the Compensation Committee and the Board.

Components of Compensation

Base Salary

Base salary is the fixed portion of cash compensation earned by and paid to our executive officers and employees. We seek to identify levels of base salary or wage which will aid in attracting and retaining quality employees. Base salaries for all employees are reviewed at least annually by management and more frequently recently, in times of labor market challenges. The Compensation Committee reviews the base salary for each executive officer routinely or upon a promotion or other change in job responsibility, based on the individual’s level of responsibility, the importance of the position and the individual’s contribution to our overall performance. The Compensation Committee also assesses the base salaries of the executive officers relative to a group of peer companies with similar scope and operations to ensure that base salaries are positioned competitively with executive officers in similar roles at peer companies. (See also “2022 Independent Review of Compensation Program and Establishment of Peer Group,” below.) Our overall objective remains to provide a competitive base salary designed to recruit and retain qualified, high-performing executives, while responsibly administering our budget and achieving our corporate objectives.

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Short-Term Incentive Plan

Total cash compensation includes base salary and any variable (at risk) short-term cash incentive compensation.  Bonus awards under our short-term incentive plan (“STIP”) are typically calculated using a formula that is based upon performance in relation to corporate objectives, set by the Chief Executive Officer and executive management and approved by the Board, and in relation to personal objectives, also overseen by the CEO and Board. The STIP program is designed to recognize and reward both corporate and individual performance results. Weighting of corporate and personal objectives as related to the STIP program provides greater personal responsibility of each executive officer for not only the corporate objectives, but also his or her personal objectives which are tied to that year’s corporate and departmental objectives. This portion of our compensation program was also developed through consideration of peer group practices and other standards.

We continue to use corporate objectives to broadly measure our total corporate performance in consideration of our STIPs, as well as for other purposes. A focus on health, safety, and environmental performance is embedded repeatedly throughout our program. We ask each employee to focus on personal safety and the safety of their team. We continue to evaluate, broadly, the performance of Total Company, Lost Creek, Shirley Basin and Pathfinder Mines, and Corporate Services.

Each performance objective is measured on three performance levels (Threshold, Target and Maximum). Threshold, Target and Maximum performance-level values are based on quantifiable measures, when possible, where typically the Threshold value is 80% of Target and the Maximum value is 120% of Target. When quantifiable measures are not possible, or more than one measure is used, we use a four-point scale to measure results. The target level of performance is set at an aggressive level that represents a ‘reasonable stretch.’ For example, when using our four-point scale to measure results, a score of 3 (Fully Successful) is used as the Target. Achieving the Target would result in a 100% payout of the objective. The Threshold level of performance is the minimum performance that must be met before being eligible for any payout. The Threshold performance level is typically set at 80% of Target, or a score of 2 (Partially, but not Fully, Successful Performance) on the four-point scale. There is no payout if the Threshold is not met. Achieving the Threshold would result in a 50% payout. Maximum level of performance is typically set at 120% of Target, or a score of 4 (Superior Performance). Achieving or exceeding the Maximum would result in a 150% payout.

Following the 2022 review by an independent compensation consultant, the Compensation Committee and Board adjusted the STIP target levels of the executives in the first step of a recommended phased-in approach to better align our program with that of our established peer comparator companies. Those target levels and weightings, which were used to establish STIP awards for 2022 for our executive officers, including our CEO, are as set forth here:

STIP Targets and Weights
POSITION	STIP Target (% of Base Salary)	Corporate Objectives Weight	Personal Objectives Weight
President and CEO: John W. Cash	60%	60%	40%
Other Executive Officers (CFO, COO and Corporate Secretary)	45%	60%	40%

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Actual STIP awards are based on performance for the year and are typically paid in the following year after our year-end results are evaluated. We calculate the STIP awards as follows:

Long-Term Equity Incentives

The long-term incentive plan (“LTIP”) includes our Option Plan and the RSU&EI Plan (and, with the Option Plan, the “Plans”). The Plans together form a long-term incentive for eligible employees including executive officers and, in the case of the Option Plan, our consultants. Eligibility for participation and awards under the Plans are determined by the Compensation Committee, considering the recommendations of the Chief Executive Officer (and, for the Chief Executive Officer, the recommendations of the Compensation Committee to the Board). The purposes of the Plans are to provide eligible participants with the opportunity to own Common Shares of the Company, enhance Ur-Energy’s ability to attract, retain and motivate key personnel, and align each participant’s interests with those of the Company’s shareholders. Awards made under the Plans are based upon a pre-established formula tied to base salary and our compensation structure. The LTIP target for our CEO is 60% of his base salary; the LTIP target for our other executive officers is 50% of his or her base salary. A more detailed discussion of the Plans can be found below under “Stock Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan.”

Perquisites Including Benefits

We provide employees, including our executive officers, with perquisites including personal benefits that we believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain quality employees. We periodically review the types and levels of perquisites provided to the employees and executive officers to ensure competitiveness and value. Executive officers participate on the same terms as other eligible employees in our healthcare and other benefit programs including a 401(k) Plan (with Company match), medical, prescription drug, dental, vision, short- and long-term disability, life and supplemental life insurances; employee assistance program; and health and dependent care flexible spending accounts.

Compensation Risk Assessment

The charter for our Compensation Committee requires the Committee to review and consider the implications of the risks associated with our compensation policies and practices to avoid encouraging inappropriate risk taking by executive officers. The Compensation Committee has undertaken reviews of this type in conjunction with periodic reviews of the compensation program, including most recently in December 2022. The Committee has implemented and maintained multiple practices to ensure that there are not incentives to take inappropriate or excessive risks, including: combining fixed and variable compensation, granting appropriate levels of equity compensation, and mandating equity ownership requirements for executive officers and directors which are routinely reviewed. As discussed elsewhere, we have also implemented anti-hedging, anti-pledging and clawback policies. Based upon the Compensation Committee’s review, we do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company.

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2022 Independent Review of Compensation Program and Establishment of Peer Group

The Compensation Committee from time to time undertakes thorough reviews of our compensation program which may include a review of some or all of (a) competitive market data, (b) pay grades, (c) share ownership guidelines, (d) short-term cash incentive bonuses, and (e) long-term incentives in the form of equity compensation, as well as the overarching review of the proper components of the program and best utilization of each component. In 2022, with the passage of time since our last independent review and in response to declining support for our say-on-pay advisory votes, the Compensation Committee retained the services of Roger Gurr & Associates (“RG&A”) to review aspects of our compensation program. RG&A has provided compensation consulting to companies in the mining, oil and gas, biotech, technology and service industries for more than 20 years, primarily serving western-based companies in Canada and the U.S. The Compensation Committee requested a review of our executive compensation program and executive compensation, and a follow on to earlier work by RG&A related to our non-executive director compensation in light of the selected peers. RG&A’s work began with review and recommendations to update our peer comparators group.

This peer group, as with others before it, will be used as a foundation from which we can compare our compensation program and practices to peer companies, and it is also used as we evaluate our directors’ and officers’ total compensation. In its review, RG&A sought to include at least 15 comparator companies to have a sufficient number of executive job matches to which comparisons can be drawn to our executives with statistical reliability. The work began with a review of the immediate past comparator group used by the Company, to propose deletions and additions to best reflect the current professional talent market, while retaining sufficient continuity to prior peer groups. Retaining 13 of 16 existing peers and selecting a group of 18 comparators, the adoption of the peer group set forth below, results in 72% continuity.

RG&A sought companies which are similar in size, complexity and risk profile, with market capitalization within a specified range; additionally, the compensation programs of prospective peers were considered in the selection, to ensure similarity in compensation components and policies, and to note differences to be considered. The following criteria were considered to select our peer group: corporate head offices in North America to best reflect the primary source of executive and board talent; common share listings on North American stock exchanges; operating companies in production in the extraction industries (uranium; energy-related production; and precious metals mining), which also have ongoing exploration and development activities; and companies with operations and projects in low-risk jurisdictions.

Based on the analysis conducted by RG&A, the peer group approved by the Board for 2022 includes five uranium producers and explorers; eight other mining companies (e.g., gold, silver) and five other energy-related and specialty metals companies, each with similar revenues, total assets and market capitalization. Generally, our ranking is in the mid-range of the peer group as related to those criteria. As approved by our Board of Directors, the 2022 peer group is as follows:

Americas Gold and Silver Corporation	Argonaut Gold Inc.	Denison Mines Corp.
Endeavour Silver Corp.	Energy Fuels Inc.	Evolution Petroleum Corp.
Fission Uranium Corp.	Gold Resource Corporation	Great Panther Mining Limited
Largo Resources Ltd.	NexGen Energy Ltd.	NioCorp Developments Ltd.
Nouveau Monde Graphite Inc.	Orla Mining Ltd.	Ranger Oil Corporation
Seabridge Gold Inc.	Silvercorp Metals Inc.	Uranium Energy Corp.

Following the Board’s adoption of the 2022 peer group, RG&A continued its work to compare our executive compensation practices to those of the peer companies. As needed, RG&A extended its review to other available data if the peer comparators had insufficient depth of data for a particular executive’s position and compensation. RG&A’s conclusions noted that then-current total compensation for the Company’s executives continued to lag significantly behind that of their peers, particularly in the case of Mr. Hatten, who was elevated to the position of Chief Operating Officer as he expands his responsibilities to oversee Shirley Basin Project plant engineering and design and final wellfield pattern planning. Apart from consideration of the appropriate base salary for the COO, the broader finding of ‘below median market compensation’ was attributed primarily to low short-term incentive target levels for cash bonuses and low annual values of long-term incentives. Recommendations for certain adjustments to base salary, and to short- and long-term incentive targets were made by RG&A to better align the compensation of our executives with their peers in our 2022 peer group of companies. Modest adjustments to the base salaries of Messrs. Cash and Smith and Ms. Goplerud were made pursuant to RG&A’s recommendations, at the time Mr. Hatten was named COO and his salary determined, so as to also be in the mid-range of the peer comparators.

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RG&A recommended a phased-in approach to adjust the short- and long-term incentive programs. After consideration, the Compensation Committee approved and recommended to the Board an adjustment of the short-term incentive plan targets for our executives, increasing the “at-risk” portion of each executive’s compensation under the program. The target short-term bonus for the Chief Executive Officer was increased from 40% of base salary to 60%; the target short-term bonus for the Chief Financial Officer, Chief Operating Officer and Corporate Secretary was increased from 30% of base salary to 45% (as discussed in “Short-Term Incentive Plan,” above). The change was applied by the Board to the short-term incentive bonuses for calendar year 2022. Further consideration is being given to other of RG&A’s recommendations related to our compensation program, including the phased-in approach to adjust the STIP and LTIP, and the best utilization of the component parts of the program, although no other action has been taken by the Board at this time.

Further review by RG&A of the total compensation of the non-executive directors is discussed below at “Compensation of Directors.”

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2022 Performance Highlights

While continuing our preparations toward ramp-up which were begun with the construction and development program initiated in late 2021, we maintained our broader focus of corporate objectives in 2022, to better be able to adjust our priorities if the market were to improve and we secured sales commitments. As a result, during 2022, our Company’s overall objective remained a focus on safe, compliant reduced operations at Lost Creek, while addressing the continuing challenges in the uranium recovery industry to be best prepared to ramp up production operations when conditions supported a “go” decision. We were able to make that decision in December 2022, after securing sufficient term sales commitments and winning a contract award with the U.S. Department of Energy (“DOE”) to deliver into its uranium reserve program.

In its review of corporate performance for 2022, our Board made the assessment that the Company’s performance, and the performance of each executive, successfully met the various performance objectives, assessing performance of our executives as a “3” as characterized in our compensation program. We are pleased to share highlights of our 2022 corporate performance and comment on how our accomplishments will facilitate our return to Lost Creek commercial operations.

A Year of Transition Leading Back to Lost Creek Commercial Production Operations

2022 was a year of transition and advancement for our planned return of Lost Creek’s low-cost production operations, producing U3O8 to be sold for use in clean, reliable nuclear energy. This transitional year began with the announcement of retirement by our Chairman and CEO, Jeffrey Klenda. Through our Board’s succession planning, John Cash, formerly Vice President Regulatory Affairs to the Company, was named Ur-Energy’s CEO in March and appointed to the Board. In June, our shareholders elected him with a vote of 98% in favor and, thereafter, our Directors named him Chairman of the Board. Mr. Cash has met with each of our Board members for in-depth consideration of the priorities of the Company, each Director’s plans for continued service to the Company, preferences for committee and special project commitments and, importantly, as a part of his Board orientation. Mr. Cash also met with many of our dedicated shareholders, and other stakeholders.

The past year was also one of transition external to our Company in ways which continue to redefine the future of our industry and the larger nuclear energy industries. Geopolitics and the continuing support for safe, reliable, nuclear energy globally have had a sustaining impact on the uranium market and other aspects of our industry. Sadly, the geopolitical effects arose first in 2022 from political dissension and unrest in Kazakhstan, followed shortly thereafter by Russia’s invasion of Ukraine. While the first was short-lived and only nominally affected our market, the war in Ukraine wages on; however, the dawning of the world’s awareness of Russia’s global threat to energy security, particularly nuclear energy, has only strengthened with sanctions against Russia proposed or implemented on an ongoing basis throughout 2022 and to date in 2023. Legislation in the U.S., and proposals within the European Union and elsewhere, which would greatly restrict or entirely cut-off imports of Russian nuclear products are pending and receiving growing bipartisan support. Moreover, transportation issues related to Russian and Kazakh nuclear exports have created such uncertainty that Western utilities are said to becoming increasingly uneasy and many are seeking greater security and certainty through diversity in their supply contracts including certainty from domestic production.

More positively, the growth of global acceptance and even priority for increased reliance on nuclear energy has been sustained for more than two years. Countries continue to advance their net-zero emissions commitments and accelerate target schedules. In the process, many nations, environmental groups and large companies are recognizing the safety, reliability, and economic advantages nuclear power presents. Supply-demand fundamentals also continue to strengthen with the supply gap widening as secondary inventories decline while projections are for sustained growth of nuclear power through traditional uses and the construction of advanced reactors of various types. Additionally, projections for sustained growth of nuclear power globally in coming years have incentivized investment in the fuel cycle industries, through legislative programs and private and industrial capital.

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Department of Energy Uranium Reserve Program and Securing Sales Agreements

After numerous delays, DOE advanced the Congressionally mandated uranium reserve program with request for bid proposals issued mid-2022.  By December, we had secured a contract award to deliver 100,000 pounds domestically produced U3O8 to the DOE program at a sales price of $64.47/lb. The delivery was made in January 2023, and proceeds of $6.4 million were received shortly thereafter.

While we were engaged in the DOE program bid process, we were also negotiating our first new sales agreements with leading nuclear fuel buyers. In Q3, we completed a multi-year sales agreement which calls for the annual delivery of a base amount of 200,000 pounds of U3O8 over a six-year period beginning in the second half of 2023. Sale prices are anticipated to be profitable on a Company-wide, all-in cost basis and are escalated annually from the initial pricing in 2023. Subsequently, in Q4, we announced the amendment of this agreement to increase the annual delivery, starting in 2024, by 100,000 pounds U3O8 at the same pricing levels. The sales agreement permits the purchaser the customary election to flex the delivery quantity up or down by as much as ten percent.

Also in 2022 Q4, we completed an additional sales agreement calling for annual deliveries of 300,000 pounds U3O8 over a five-year period, beginning in 2024, together with the possibility of additional deliveries of up to 300,000 pounds U3O8 in 2029. Sale prices under this agreement are also anticipated to be profitable on a Company-wide, all-in cost basis and are escalated annually from initial pricing in 2024.

While securing our DOE contract award, we strategically preserved a portion of our ready-to-sell conversion facility inventory to deliver into the first sales commitments in 2023 H2. In total, we anticipate selling 280,000 pounds U3O8 at an average price of $61.89/lb. for revenues of $17.3 million in 2023. Together, the 280,000 pounds U3O8 to be sold in 2023 and the base amount of 600,000 pounds U3O8 to be sold annually from 2024 – 2028, will provide total anticipated revenues to the Company of approximately $205 million.

Development Program at Lost Creek and Plan for Ramp-up in 2023

Throughout 2022, we continued our advanced development program in Lost Creek’s second mine unit (MU2), and development of the fourth header house in MU2 (HH 2-4) which now has all wells installed. Surface construction of HH 2-4 has also advanced significantly, including installation of the pipeline and powerline to HH 2-4. Trenching, pipe and wire placement to all individual wells is complete and the HH 2-4 building is set on its foundation. Work now focuses on making final electrical, piping and instrument terminations with the goal of bringing HH 2-4 into production in 2023 Q2.

Additionally, we are installing wells related to the fifth header house (HH 2-5) and have ordered all necessary equipment to construct and equip the header house. Long-lead items for the sixth and seventh header houses in MU2 have been ordered. We completed the planned delineation drill program to assist with wellfield design of HHs 2-5 through 2-9. Together with our optimization of plant processes and maintenance projects, these wellfield programs have significantly facilitated our 2023 return to production.

Staff continued to be added throughout the development program and, significantly, hiring since our end-of-year decision to ramp up has progressed to the point that, numbering nearly 50 Lost Creek-dedicated team members, we have all required operational staff in place to support required regulatory, safety, drilling, construction, wellfield, and plant activities. New staff members are at various stages of training with respect to their operating positions, with all new employees trained in site safety in their first days of employment.

Safety and Regulatory Compliance

Lost Creek operated throughout 2022 with one lost-time accident, zero spills or environmental incidents, and one low-level regulatory violation arising from operations. We have continued to strengthen our robust safety culture at Lost Creek and throughout the Company with training and additional hires in safety positions and of staff who have strong safety backgrounds and expertise. There were no lost-time accidents elsewhere in the Company. Notably, we have experienced no material impact on operations because of quarantine or isolation of staff due to COVID-19 throughout the pandemic, including during 2022, as waves of cases continued through much of the year.

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As in years past, we are pleased to report that Lost Creek received consistently strong inspection reports. We continue to operate in an environmentally sound fashion and will continue to remain stewards of the environment with our oversight of Lost Creek as we ramp up to commercial production levels.

The Wyoming Department of Environmental Quality (WDEQ), Land Quality Division, continues its review of the application for amendment to the Lost Creek permit to mine which will add the HJ and KM Horizon mine units at LC East and HJ mine units at Lost Creek. We anticipate that this final approval of the Lost Creek expansion will be complete in mid-2023. Additionally, our request for extension of our Lost Creek source material license is currently in timely review by WDEQ Uranium Recovery Program.

Casper Operations Headquarters – Introduction of Centralized Services

Having purchased our new Casper, Wyoming Operations Headquarters in late 2021, we contracted the design and construction of a shop and warehouse facility, which will also house our centralized services chemistry laboratory. This facility will allow us to build, wire and automate header houses in Casper, and other construction. We are hiring for the laboratory and construction positions who will work at this centralized services facility. Following the completion of construction and the commissioning of the laboratory in 2023 H1, this central services facility will provide numerous safety, environmental and financial advantages to our operations.

Because of the remote location of Lost Creek, our staff are provided rideshare arrangements by the Company to minimize the number of required commuter vehicles. We anticipate that the new facility will remove several of those vehicles from the routine daily commute when Lost Creek has returned to full production operations, and that the Casper facility will similarly benefit the Shirley Basin Project when it is constructed and operating. Fewer miles traveled by our staff and fewer vehicles on the road equates to a significantly lower risk of accident or injury, a smaller carbon footprint for Lost Creek, and considerably lower vehicle and labor costs.

Research and Development – Looking to the Future

Throughout 2022, our professional staff continued work on innovative solutions and technology to advance our uranium ISR assets to be even more environmentally sound and cost-effective than Lost Creek has proven to be for the past decade. Our R&D projects are at varying stages of development and include a new material for injection wells and related well installation process, for which we recently converted our application with the U.S. Patent Office to a non-provisional patent application. Following receipt of WDEQ authorization to proceed with field testing the materials and engineering, Phase One field testing was successfully completed in 2022 Q3-Q4. The proposed method utilizes lower-cost materials which are generally available, even during current supply chain challenges. Field tests demonstrated a reduction in drill rig time on injection wells of approximately 75% compared with conventional methods, which also reduces environmental impacts. It is anticipated that the cost savings from reduced drill rig time will be partially offset by the need for additional in-house labor. Based on testing to date, it is anticipated that as much as a 49% savings on well installation costs may be realized on injection wells. We anticipate that Phase Two testing will be initiated in 2023 Q2.

We continue to progress work on engineering of an advanced water treatment system. Beyond water recycling gains already achieved with our industry-leading Class V circuit, the new system may allow an additional 90% reduction of disposed water. This project is in advanced-stage analyses and planning. The value of increasing the water recycling rate is an increased reduction in required wastewater disposal, and thus the need for multiple additional (and costly) deep disposal wells. An added benefit will be the recycling of the majority of bleed and process water which would have historically been disposed of as waste. As contemplated, the system will also provide enhanced water filtration of injection fluids which will allow for removal of existing and future header house filtration systems.

Our Board believes that we have had a successful 2022, positioning the Company to renew commercial production operations at Lost Creek and look to the future when additional sales contracts will support construction and operation at Shirley Basin. With these accomplishments and our ramp-up decision we were able to bolster our existing strong financial position through a public offering in February 2023, resulting in a cash position of $79.0 million at March 1, 2023. Now, as we are in process with Lost Creek’s ramp-up, we look forward to delivering into our off-take sales agreements and to supplying domestically produced, clean energy solution to our customers and America’s communities.

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2023 Compensation Program

Following third-party review of our compensation program, we anticipate that the overall structure of the Company’s program will remain largely the same in 2023 for employees and executive officers as we ramp up our production operations at Lost Creek. Additional consideration by the Compensation Committee and Board will be made of other recommendations of RG&A to continue to better align executive compensation components with those of our peers and to best utilize each of the existing component parts of the program to best advantage for all employees.

Additional Compensation Practices

Share Ownership Guidelines

All our executive officers and directors are encouraged to have a significant long-term financial interest in our Company. In 2009, to encourage alignment of the interests of the executive officers and directors with those of our shareholders, our Board mandated that each executive officer of Ur-Energy, whether then appointed or appointed thereafter, is required to invest on a pre-determined schedule an amount equal to the executive officer’s annual base salary in shares or securities redeemable into shares. In 2012, the Board approved additional guidelines (the “Guidelines”) related to the mandate, such that the requirement of share ownership be met on or before the later of (i) December 31 of the fifth year after an executive officer becomes subject to the Guidelines, or (ii) December 31 of the third year from the effective date of the change in the executive officer’s annual base salary. The investment amount is calculated using the amount of the annual base salary of the executive officer at the later of (i) the date the executive officer became subject to the Guidelines, or (ii) the date of the most recent increase to annual base salary. Compliance is evaluated annually, at December 31. At December 31, 2022, all executive officers meet the Guidelines or are on-track to meet the Guidelines within the prescribed timeframes. The share ownership requirements are also applicable to the non-executive directors who, since 2012, are required to invest an amount equal to three times their annual retainer. See discussion under “Share Ownership Guidelines for Directors,” below.

Anti-Hedging Policy; Anti-Pledging Policy

The Company has imposed certain restrictions on trading, including the prohibition of hedging or pledging the Company’s securities, to avoid creating the appearance of impropriety, even if such trades were to occur while the individual is not in possession of material non-public information.

We have a formal anti-hedging policy, as amended in 2022, which prohibits our executive officers, directors and employees from engaging in hedging or similar monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities.

Also in 2022, our Board formally adopted an anti-pledging policy, prohibiting our executive officers and directors from holding Company Common Shares in a margin account or pledging Company securities as collateral for a loan. There are no insiders who have pledged Common Shares of the Company.

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Clawback Policy

The Company has adopted a clawback policy pursuant to which the Company would be entitled to recoup incentive compensation amounts paid to executive officer(s) in the event of a future restatement of financial results and other specified events. This policy covers all incentive cash and equity compensation, including any cash bonuses, RSUs or stock options received by the executives. It provides that the Board may direct the Company to recoup the incentive cash and equity compensation of the executive(s) at fault if all three of the following events occur:

·	the Company makes an accounting restatement of our financial statements if there is a material financial reporting non-compliance under securities laws; and

·	the executive(s) engaged in gross negligence, intentional misconduct or fraud which caused or significantly contributed to the restatement; and

·	the executive(s) was overcompensated with respect to incentive cash and equity compensation during the year(s) subject to the restatement.

If all three of the preceding events occur, the Board, following review and recommendation by the Compensation Committee, will decide when and how the policy will apply. The Company may recoup the portion of incentive cash and equity compensation received by the executive(s) at fault during the year(s) subject to the restatement that is in excess of the incentive compensation that would have been received based on the restated results.

In October 2022, to implement requirements of the Dodd Frank Act, the SEC issued its final ‘clawback’ rule as Rule 10D-1. Rule 10D-1 directs the national stock exchanges and associations to establish listing standards requiring registrants to adopt policies that require executive officers, and any other officer or other person who performs a policy-making function, to pay back incentive-based compensation that he or she was awarded erroneously. Because our Common Shares are listed on the NYSE American exchange, we will be required to comply with NYSE American’s listing rules within 90-days of the rules becoming effective. When the NYSE American’s proposed listing rules are made final, the Compensation Committee and Board will review our clawback policy and make any necessary changes to ensure compliance with the new rules.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting rules and regulations when structuring our executive compensation program. Our plans and programs are designed to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRS Code”), which regulates deferred compensation and provides for potentially early taxation and a 20% additional tax on non-compliant arrangements. Equity awards are accounted for under FASB ASC Topic 718, which requires the recognition of expense for the fair value of such awards, and the Compensation Committee considers the accounting expense of such awards when authorizing grants under both equity compensation plans.

Compensation Consultant Fees

The Compensation Committee utilized third-party consulting services of Roger Gurr & Associates (“RG&A”) in conjunction with the Committee’s review of non-executive director compensation, and paid fees related to the review in 2022 the amount of $18,000. Subsequently, RG&A undertook a review of the Company’s peer group comparators and, with a new peer group established by the Board, reviewed executive compensation and again reviewed any change of comparators to the earlier review of the non-executive director retainers and other compensation. Fees were paid to RG&A in the amount of $28,000 for the latter two parts of the consulting mandate.

EXECUTIVE COMPENSATION

Say on Pay Advisory Vote

In 2022, our shareholders approved our compensation program for our Named Executive Officers by a vote in favor of 79%. For the past five years, our advisory “say on pay” vote has averaged approximately 87% in favor. The Compensation Committee believes the results of our advisory votes on “say on pay” continue to confirm that a clear majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our Named Executive Officers with the interests of our shareholders. With the passage of time and somewhat lower support for our “say on pay” vote in 2022, the Compensation Committee and the Board believed it was appropriate to engage an independent compensation consultant to consider our compensation program and practices compared with a group of peer comparators. See discussion under “2022 Independent Review of Compensation Program and Establishment of Peer Group,” above. Additionally, Mr. Cash consulted with various stakeholders to discuss our compensation practices including executive total compensation.

Based upon the advisory vote by our shareholders in 2020, concerning “say when on pay,” our Board adopted an annual advisory vote (non-binding) for “say on pay.” Although our compensation program has changed little in recent years, we believe that an annual update for our shareholders is appropriate. Our next “say when on pay” vote will be in 2026.

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Summary Compensation Table

The following table sets forth the summary information concerning compensation earned during the financial years ended December 31, 2022, 2021 and 2020 by our Named Executive Officers serving during the year ended December 31, 2022.

Name and principal position (1)	Year	Salary ($)	Bonus (2) ($)	Stock awards (3)(4)(5) ($)	Option awards (3)(4)(5) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	All other compensation (7)(8) ($)	Total ($)

John W. Cash(6)(9)	2022	373,412	257,297	53,301	286,341	Nil	Nil	7,370	977,721
President and CEO	2021	221,050	78,865	22,327	46,034	Nil	Nil	5,359	373,635
(formerly, VP Reg Affairs)	2020	217,698	65,310	22,246	41,923	Nil	Nil	5,359	352,536

Jeffrey T. Klenda	2022	203,330	Nil	Nil	Nil	Nil	Nil	1,391,208	1,594,538
President and	2021	448,454	213,318	54,359	112,070	Nil	Nil	Nil	828,201
Chief Executive Officer	2020	441,662	176,665	54,160	102,064	Nil	Nil	Nil	774,551

Roger L. Smith	2022	312,716	151,018	34,760	79,871	Nil	Nil	12,010	590,375
Chief Financial Officer and	2021	294,364	105,020	29,735	61,301	Nil	Nil	11,762	502,182
Chief Administrative Officer	2020	289,900	86,970	29,625	55,828	Nil	Nil	11,596	473,919

Steven M. Hatten(10)	2022	258,002	153,000	35,215	80,920	Nil	Nil	7,453	534,590
Chief Operating Officer	2021	231,922	82,739	23,427	48,299	Nil	Nil	8,170	394,557
(formerly, VP Operations)	2020	228,410	68,524	23,342	43,987	Nil	Nil	9,091	373,354

Penne A. Goplerud	2022	282,552	139,950	32,213	74,017	Nil	Nil	11,302	540,034
General Counsel and	2021	264,632	94,409	26,730	55,110	Nil	Nil	10,585	451,466
Corporate Secretary	2020	260,624	78,187	26,634	50,190	Nil	Nil	10,425	426,060

(1)

 Each of the NEOs (Messrs. Cash, Smith, and Hatten and Ms. Goplerud; and Mr. Klenda who was our CEO in early 2022 prior to his retirement), has an employment agreement with the Company, as have been amended from time to time. See discussion under “Employment Agreements with Named Executive Officers,” above and “Potential Payments Upon Termination or Change of Control – Employment Agreements with our Named Executive Officers,” below.

(2)	Annual incentive plan awards are shown in the year earned, although they are typically determined in the first calendar quarter based upon performance to objectives for the preceding year.
(3)

Grants of share-based and option-based awards in conjunction with the LTIP are shown in the year earned and are typically granted in that same year. Due to the timing of the disclosure regarding the Company’s decision to ramp up production operations, the annual grant of options and RSUs for 2022 was deferred until January 2023. On January 4, 2023, 522,156 options and 130,538 RSUs were granted to the NEOs. These grant amounts were earned, and are included above, in 2022.

(4)

Canadian dollar figures have been converted to U.S. dollar figures at the average exchange rate for 2022 of C$1.00 = US$0.7684819; 2021 of C$1.00 = US$0.7977496; and for 2020 of C$1.00 = US$0.7461412 as quoted by Bank of Canada on its website www.bankofcanada.com.

(5)

For additional information regarding the fair value of stock options and RSUs, as at December 31, 2022 (using the Company’s TSX closing stock price of C$1.57 (~US$1.15) on the last trading day of 2022), see Annual Report on Form 10-K, note 12 to Financial Statements, which has been filed with the SEC at https://www.sec.gov/edgar.shtml and with Canadian securities regulators, and is available at https://sedar.com.

(6)	The figures for the fair value of options for Mr. Cash include a one-time grant of 175,000 stock options made to him when he was named CEO in March 2022.
(7)

Reflects the Company’s matching contribution toward the executive’s 401(k) retirement account. Other aspects of compensation or perquisites are of a non-material value, and/or are provided to executive officers in the same fashion as all employees of the Company (e.g., healthcare, disability, and other insurances).

(8)	With respect to Mr. Klenda, this figure reflects $1,391,208 of severance pay upon his retirement in 2022.
(9)

Mr. Cash was named Chief Executive Officer in March 2022, and President of the Company following Mr. Klenda’s retirement in June 2022. In 2020 and 2021, Mr. Cash served as the Company’s Vice President Regulatory Affairs.

(10)	Mr. Hatten served as the Company’s Vice President Operations in 2020, 2021 and in 2022 until October 2022 when he was named Chief Operating Officer.

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EQUITY INCENTIVE PLANS

The following table sets forth certain summary information concerning our equity compensation plans as at December 31, 2022. Directors, officers, employees, and consultants are eligible to participate in the Option Plan. Directors and employees, including executive officers, are eligible to participate in the RSU&EI Plan.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (US$)	Number of Common Shares Remaining for Future Issuance (Excluding Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by securityholders (1)	8,880,434	$0.66	9,839,794
Equity compensation plans not approved by security-holders	-	-	-

(1)	Our shareholders have approved both the Option Plan and the RSU&EI Plan, and are asked to do so on a routine, every three-year basis.

(2)	The exercise price represents the weighted exercise price of the 8,574,904 outstanding stock options at December 31, 2022.

Stock Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan

We adopted the Ur-Energy Inc. Amended and Restated Stock Option Plan in 2005 in order to advance our interests by providing directors, officers, employees and consultants with a financial incentive tied to the Company’s long-term financial performance and continued service to or employment with us. Subsequently, we adopted the Ur-Energy Inc. Restricted Share Unit Plan, as thereafter amended, as part of our overall stock-based compensation plan. Now styled as the RSU&EI Plan, that plan allows participants to earn Common Shares over time, rather than options that give participants the right to purchase shares at a set price.

A total of up to 10% of Ur-Energy’s issued and outstanding Common Shares may be reserved for issuance pursuant to the Plans, in the aggregate. At April 6, 2023, we have listed and reserved 18,184,045 Common Shares of the 26,472,680 total Common Shares that may be reserved under the Plans, in the aggregate. We have 15,553,104 Common Shares reserved under the Option Plan, and 2,630,941 Common Shares reserved under the RSU&EI Plan. Therefore, up to an additional 8,288,635 Common Shares are available to be reserved under the Plans.

Of the shares currently reserved, 9,410,153 options for Common Shares have been granted and are outstanding, as of April 6, 2023, or approximately 3.6% of our issued and outstanding Common Shares. There are 648,382 RSUs that have been granted and are outstanding as of April 6, 2023, or approximately 0.2% of our issued and outstanding Common Shares. Historically, we have allocated approximately 80% of those shares reserved to the Option Plan and 20% to the RSU&EI Plan, and award grants using a ratio of 4:1 Options to RSUs. The number of shares reserved is subject to adjustment if the Common Shares are subdivided, consolidated, converted or reclassified or the number of Common Shares varies as a result of a stock dividend or an increase or a reduction in our share capital. Dividends or dividend equivalents on unvested awards of all types are generally subject to the same vesting conditions as the underlying awards to which they relate.

The run rate (or “burn rate”) on the equity plans for the past three years is as follows:

Equity Compensation Plans	2022(1)	2021	2020
Stock Option Plan	0.1%	0.7%	1.8%
RSU&EI Plan (RSU Plan)	0.0%	0.1%	0.4%

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(1)

Due to the timing of the disclosure regarding the Company’s decision to ramp up production operations at Lost Creek, the annual grant of Options and RSUs for 2022 was deferred until January 2023. On January 4, 2023, 1,371,432 Options and 342,852 RSUs were granted. Had the grant occurred in 2022, the run rates for the Option Plan and RSU&EI Plan would have been 0.7% and 0.2%, respectively.

At April 6, 2023, the closing price of our Common Shares on the NYSE American was $0.92 and on the TSX was C$1.21.

Option Plan

Under the Option Plan, options may be granted to our directors, executive officers, eligible employees and consultants. At April 6, 2023, there are 20 employees and six non-executive directors who are eligible to participate in the Option Plan. The Option Plan was most recently approved by shareholders on May 7, 2020.

The Option Plan is also described in Proposal No. 4, above, and the full text of the plan is attached as Schedule A of this Circular. As discussed above under “Particulars of Matters to Be Acted Upon,” the TSX rules provide that all eligible insiders, in order to participate in the Option Plan, may not vote on the renewal of the Option Plan resolution as set forth in Proposal No. 4. Accordingly, the resolution must be passed by a majority of votes, excluding 4,316,776 Common Shares held by certain insiders of the Company and their affiliates. Also as set forth above in Proposal No. 4, there is no request of an increase in the percentage number of shares available for issuance under the Option Plan.

The maximum number of Common Shares that may be reserved for issuance to any one person under the Option Plan is five percent of the number of Common Shares outstanding at the time of reservation. The options are personal and non-assignable. Option holders do not have any shareholder rights (and, specifically, shall not be entitled to dividends) with respect to options unless and until the options are exercised and Common Shares are issued in the name of the option holder. The exercise price for Common Shares subject to an option is determined by the Board of Directors at the time of grant and may not be less than the market price of the Common Shares at the time the option is granted. Market price at any date in respect of the Common Shares means the closing price of the Common Shares on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Common Shares are listed or posted or, if such Common Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Compensation Committee or in accordance with Section 5.5 of the Option Plan) on the immediately preceding trading day.

Options vest over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant; dividends, for all awards, shall not be payable on unvested options; the term of all options is five years. Option expiration dates are not extended during blackouts. Additionally, in no event shall more than five percent of the shares available for issuance under the Option Plan have a stated vesting/exercisability schedule of less than one year from the date of grant. The aggregate number of Common Shares issued to insiders within any 12-month period, or issuable to insiders at any time, under the Stock Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Common Shares during such time.

Options granted under the Option Plan are subject to early termination under certain circumstances, including (i) one year after the death of the option holder, (ii) three months after the option holder’s resignation or dismissal without cause as an employee or consultant, or (iii) immediately upon the option holder’s dismissal for cause as an employee. In each case, only options vested at the time of the event which gave rise to such early termination may be exercised by the option holder during such period. The Option Plan also provides that upon a change of control all options under the Option Plan vest immediately and are immediately exercisable.

The Option Plan and the terms of any outstanding option may be amended at any time by the Board subject to any required regulatory or shareholder approvals, provided that where such an amendment would prejudice the rights of an option holder under any outstanding option, the consent of the option holder is required to be obtained. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the Option Plan to comply with regulatory requirements, amendments related to the administration of the Option Plan and to change the eligibility requirements under the Option Plan and terms and conditions on which the options may be granted. The Option Plan may be suspended, terminated or discontinued in the sole discretion of our Board of Directors.

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Stock options are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon exercise of the award, however, in the case of Incentive Stock Options, the options may be taxable at long-term capital gains tax rates when the issued Common Shares are sold so long as certain conditions are met. If the participant is an employee, the compensation income may be subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code. Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Amended and Restated Restricted Share Unit and Equity Incentive Plan (RSU&EI Plan)

The RSU&EI Plan was originally adopted (then, as the RSU Plan) by the Board of Directors on May 7, 2010 and, as amended and renamed as the RSU&EI Plan, was approved in its entirety most recently by our shareholders on June 2, 2022.

Under the RSU&EI Plan, awards of Restricted Share Units (RSUs), performance share units (PSUs) and direct share issuances of Common Shares (DSIs), may be granted to directors and employees, including executive officers, of the Company as possible eligible participants. As of April 6, 2023, there are 20 employees and six non-executive directors who are eligible to participate in the RSU&EI Plan. Our Board has appointed the Compensation Committee to determine which persons are entitled to participate in the plan and the number of awards to be awarded to each participant. The plan does not limit the participation of any specific eligible participant including insiders except to the total of 10% of our issued and outstanding Common Shares which may be reserved for issuance pursuant to the Plans, in the aggregate.

Restricted Share Units

RSUs awarded to participants are credited to a notional account that is established on their behalf and maintained in accordance with the plan. Each RSU awarded conditionally entitles the participant to the delivery of one Common Share (or cash in lieu of such share at the Compensation Committee’s discretion) upon attainment of the RSU vesting period. Grants of RSUs vest 100% on the two-year anniversary of the date of the grant. Upon payment by the Company of a dividend, each outstanding RSU is credited with a dividend equivalent equal to the dividend paid per share, which dividend equivalent is then converted into additional RSUs that are subject to the same vesting schedule as the RSUs to which they relate. The plan permits the Company to either redeem RSUs for cash or issue Common Shares from treasury to satisfy all or any portion of a vested RSU award. If redeemed for cash, RSUs will be redeemed for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the redemption date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith. The redemption date of any RSU will not be after the end of the calendar year which is three years following the end of the year in which services to which the grant of such RSU relates were performed by the participant.

In the event of a change of control, as defined in the plan, we are required to redeem 100% of the RSUs granted to participants. In the event of an involuntary termination of an employee, other than for cause, or a director who is not re-elected, we are required to redeem the RSUs for cash. Rights respecting RSUs shall not be transferable or assignable other than by will.

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Performance Share Units

PSUs are performance-based awards that may entitle the recipient to receive Common Shares (or cash in lieu of shares at the Compensation Committee’s discretion) upon attainment of one or more performance goals over a designated performance period set forth in the PSU grant agreement.  Each award of PSUs will contain a target number of PSUs that may be earned, with the actual number earned to be determined pursuant to a formula set forth in the PSU grant agreement based on the extent to which corresponding performance criteria have been attained during the performance period. Upon payment by the Company of a dividend, each outstanding target PSU is credited with a dividend equivalent equal to the amount of the dividend paid per share, which dividend equivalent is then converted into additional PSUs that are subject to the same performance conditions and formula and vest at the same time as the PSUs to which they relate.

Unless settled earlier in accordance with the plan, earned PSUs will be settled on or within 30 days after the end of the performance period.  The plan permits the Company to either settle PSUs for cash or issue Common Shares from treasury to satisfy all or any portion of a PSU award. If settled for cash, PSUs will be settled for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the settlement date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith.

In the event of a change of control, as defined in the plan, the performance period of each outstanding PSU shall be deemed to have ended and the Compensation Committee shall determine the number of PSUs earned based upon performance (under a specific award) to the time of change of control, subject to certain discretionary determinations of the Committee under the plan. Unless otherwise provided in a PSU grant agreement, upon a participant’s termination of employment or other service or death prior to the end of the performance period for an award of PSUs, such PSUs shall be forfeited.

Direct Share Issuances

Subject to applicable securities law requirements as well as the rules of the exchanges under which our shares trade, DSIs awarded to participants are awards of Common Shares granted in such amounts and subject to such terms and conditions as the Compensation Committee determines in its sole discretion. It is anticipated that the DSIs will complement our other bonus program awards in instances when such an award of DSIs is made in lieu of a routine (STIP) or extraordinary cash bonus, as a milestone award (outside PSU grant terms), or other circumstances in which this use of our equity compensation plans is deemed appropriate in the discretion of the Compensation Committee. DSIs may be fully vested on the grant date or may be subject to vesting, as determined by the Compensation Committee. DSIs that are subject to a vesting schedule may not be transferred prior to vesting. Dividends on unvested DSIs may be paid in cash or may be reinvested in additional Common Shares, in either case subject to the same vesting schedule as the DSI to which they relate.

Unless otherwise provided in the DSI grant agreement that is subject to vesting, upon a participant’s termination of employment or other service or death, the provisions related to termination and death as set forth under the heading “Restricted Share Units” above shall apply by analogy. Any unvested Common Shares that do not vest as a result of the participant’s termination of employment of other service or death shall be immediately forfeited and returned to the Company without the payment of any consideration.

Administration of the RSU&EI Plan and Tax Consequences

The Board may from time to time amend or suspend the RSU&EI Plan and may at any time terminate the plan. No such amendment, suspension or termination shall adversely affect the rights of any eligible person with respect to outstanding and unredeemed awards under the plan credited to that person without that holder’s consent. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual, such as the percentage of the issued and outstanding Common Shares available to be granted under the RSU&EI Plan, an extension of the term for redemption of RSUs or settlement of PSUs held by a participant and amendments to Section 8.1 of the RSU&EI Plan. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the RSU&EI Plan to comply with regulatory requirements, amendments related to the administration of the plan and to change the eligibility requirements under the plan and terms and conditions on which the awards may be granted.

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RSUs and PSUs are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon vesting or settlement of the award and DSIs are treated as ordinary compensation income at the time of grant if fully vested under the plan or, if such grant is subject to vesting under the RSU&EI Plan, at the time of vesting of the Common Shares. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2022 by each of the Named Executive Officers. As noted in the Summary Compensation Table, due to the timing of the disclosure regarding the Company’s decision to ramp up production operations at Lost Creek, the annual grant of options and RSUs for 2022 was deferred until January 2023. On January 4, 2023, 522,156 options and 130,538 RSUs were granted to the NEOs. These grant amounts were earned in and are attributable to the year 2022 and are included in the following table.

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	Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options: exercisable (#)	Number of securities underlying unexercised options: unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (US$)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
John W. Cash	59,476	Nil	Nil	0.93	08/20/23
	55,620	Nil	Nil	0.91	12/14/23
	171,304	Nil	Nil	0.79	11/05/24
	126,202	63,101	Nil	0.63	11/13/25
	25,917	51,834	Nil	1.44	08/27/26
	Nil	175,000	Nil	2.23	03/14/27
	Nil	178,989	Nil	1.55	01/04/28
					08/27/23	19,436	22,099	Nil	Nil
					01/04/25	44,748	50,880	Nil	Nil

Jeffrey T. Klenda	111,036	Nil	Nil	0.93	08/20/23
	103,831	Nil	Nil	0.91	12/14/23
	417,044	Nil	Nil	0.79	11/05/24
	460,865	Nil	Nil	0.63	11/13/25
	189,285	Nil	Nil	1.44	08/27/26
					08/27/23	47,320	53,804	Nil	Nil

Roger L. Smith	79,206	Nil	Nil	0.93	08/20/23
	74,067	Nil	Nil	0.91	12/14/23
	228,119	Nil	Nil	0.79	11/05/24
	168,058	84,029	Nil	0.63	11/13/25
	34,512	69,024	Nil	1.44	08/27/26
	Nil	116,730	Nil	1.55	01/04/28
					08/27/23	25,884	29,431	Nil	Nil
					01/04/25	29,182	33,181	Nil	Nil

Steven M. Hatten	62,409	Nil	Nil	0.93	08/20/23
	58,357	Nil	Nil	0.91	12/14/23
	179,733	Nil	Nil	0.79	11/05/24
	132,412	66,206	Nil	0.63	11/13/25
	27,192	54,384	Nil	1.44	08/27/26
	Nil	118,263	Nil	1.55	01/04/28
					08/27/23	20,393	23,188	Nil	Nil
					01/04/25	29,564	33,615	Nil	Nil

Penne A. Goplerud	71,211	Nil	Nil	0.93	08/20/23
	66,588	Nil	Nil	0.91	12/14/23
	205,081	Nil	Nil	0.79	11/05/24
	151,086	75,544	Nil	0.63	11/13/25
	31,027	62,054	Nil	1.44	08/27/26
	Nil	108,174	Nil	1.55	01/04/28
					08/27/23	23,269	26,458	Nil	Nil
					01/04/25	27,044	30,750	Nil	Nil

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements with our Named Executive Officers

As discussed above, our Named Executive Officers have employment agreements with the Company, as have been amended from time to time. Relevant to potential payments to be made upon termination without cause or change of control, the agreements provide that an executive officer is entitled to certain amounts, based upon the executive’s then-current base salary. As discussed below, our employment agreements, and the Company’s equity compensation plans, specify the obligations of the Company to the executive officers in the event of termination or change of control.

34

Equity Award Provisions

Upon separation of employment of any of our executive officers, including under circumstances of termination without cause or change of control, the Option Plan and RSU&EI Plan govern the treatment of outstanding equity compensation in the form of vested stock options and RSUs, PSUs or DSIs not yet redeemed. All vested options of Designated Officers (all of our current executive officers, as defined by the plan and resolution of our Board) will expire on the expiration date identified at the grant of the option, and all unvested options will expire upon termination.

The RSU&EI Plan provides that the RSUs of an employee who is an eligible person who is involuntarily terminated without cause, shall be redeemed for cash at a fair market value on the redemption/termination date. In the event of a change of control, as defined in the plan, all of the RSUs granted and outstanding will be redeemed as soon as reasonably practical and not later than 30 days following the redemption date associated with the change of control. The RSU&EI Plan provides for redemption, instead of cancellation, of outstanding RSUs at the date of redemption for retiring directors and executive officers, which is defined as a threshold of combined service and age of 65 years, and a minimum of five years of service to the Corporation. At this time, the Board has not made other grants under the plan. Treatment of awards of other share units and Common Shares is governed by the RSU&EI Plan.

Change of Control and Termination Benefits Tables

Each of our executive officers has entered into an employment agreement that provides for certain payments if the executive’s employment is terminated in connection with a change of control. In addition, upon the occurrence of a change of control, all the executive officer’s unvested options and RSUs will vest. The table below shows the amounts that would be payable or vest assuming that a change of control occurred on December 31, 2022 and that Named Executive Officer’s employment terminated on that date. The Compensation Committee has established a policy that the Company will not enter into an employment agreement with any new executive officer that includes a single-trigger severance arrangement.

Name	Cash ($)(1)	Equity ($)(2)	Pension /NQDC ($)	Perquisites /benefits ($)	Tax reimbursement ($)	Other ($)	Total ($)
John W. Cash	1,072,070	368,330	Nil	Nil	Nil	Nil	1,440,400
Roger L. Smith	838,990	454,125	Nil	Nil	Nil	Nil	1,293,115
Steven M. Hatten	680,000	365,663	Nil	Nil	Nil	Nil	1,045,663
Penne A. Goplerud	622,000	409,233	Nil	Nil	Nil	Nil	1,031,233

_________________

(1)

Pursuant to their respective employment agreements, Mr. Cash is entitled to payment of an amount equal to 2.5 years of his then-current salary; Mr. Smith is entitled to payment of an amount equal to 2.5 years of his then-current salary. Each of Mr. Hatten and Ms. Goplerud is entitled to payment of an amount equal to two years’ salary, based upon his/her then-current salary.

(2)

These amounts represent equity values of the options and RSUs held by the executive officers as follows: Cash (options: $295,351; RSUs: $72,979); Smith (options: $391,513; RSUs: $62,612); Hatten (options: $308,860; RSUs: $56,803); and Goplerud (options: $352,025; RSUs: $57,208).  The equity values are based upon the closing price of our Common Shares on the TSX on the last trading day of 2022 (C$1.57/US$1.15) and include the options and RSUs granted on January 4, 2023 (as described in Outstanding Equity Awards table) at the same value.

Each executive’s amount of severance is calculated solely based upon then-current salary (i.e., without cash bonus value included) and are reflected in the table below. The following summarizes the compensation or other benefits which would be owed and paid to our executive officers if employment were terminated for the specified reasons, effective December 31, 2022. We believe that these terms are fair and are competitive with the market and our peer group, based upon industry and geographical practices.

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Type of Termination	Severance Payment(1)(2)	STIP Bonus	Stock Options	RSUs(3)

Resignation or Retirement	No severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)

RSUs are cancelled unless retirement provision is satisfied; RSUs will be carried with the executive until redemption, if the executive has combined service and age of 65 years, and a minimum of five years of service to Ur-Energy

Termination without cause	CEO and CFO: 2.5 years salary payment, based upon then-current salary COO and Corporate Secretary: two-year salary payment, based upon then-current salary	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Termination for cause	None	Possible pro rata share entitlement	None	None

Change of control (and/or termination within 24 months of a change of control)	CEO and CFO: 2.5 years salary payment, based upon then-current salary COO and Corporate Secretary: two-year salary payment, based upon then-current salary	Pro rata entitlement to discretionary bonus, per agreement	All options become fully vested and exercisable	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Death	No severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at the earlier of expiry at date on option or one year from the date of death (with discretion of Board as per Section 6.3(b) of Plan to extend)	RSUs are redeemed (Section 3.2 of Plan); date of death is redemption date

(1)

At December 31, 2022, Mr. Cash, our CEO, was entitled to a salary of $428,828 per year (2.5 years base salary is a total of $1,072,070). Current salaries of our CFO, Mr. Smith, and our other executive officers, and their severance entitlements, are as follows: Mr. Smith, annual salary $335,596 (2.5 years base salary is $838,990); Mr. Hatten, annual salary $340,000 (two-years base salary is $680,000); and Ms. Goplerud, annual salary $311,000 (two-years base salary is $622,000).

(2)	Accrued paid time off is paid to the executive officer at the time of termination, according to Company policy and applicable law.

(3)

At this time, only RSUs have been granted to our executive officers under the RSU&EI Plan. The plan sets forth the settlement of PSUs and DSIs for participants in the plan, including executive officers. Future awards of PSUs and DSIs will be governed by the plan and individual grant agreements. See discussion under “Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan,” above.

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COMPENSATION OF DIRECTORS

We conduct routine reviews of the total compensation of our non-executive directors, utilizing data about our peers obtained through public sources. Additionally, on a time-to-time basis, we engage independent compensation consultants to review the total compensation of our non-executive directors. Results of these routine reviews in recent years, including in 2021 Q4, indicated that while our non-executive director compensation remained generally within a broad range of the median of peers, compensation remained consistently at the lower end of the range. This was particularly true of the cash retainer for our Directors. During the 2021 Q4 review, it was concluded that, in the best interests of retaining current directors and looking ahead to recruitment of non-executive members of our Board, an adjustment should be made. Effective November 1, 2021, the annual retainer for our non-executive directors was increased to $75,000. No additional fee or retainer is paid for leadership roles held by our non-executive directors. And, on the recommendation of the Compensation Committee in early 2022, our Board eliminated all meeting attendance fees.

Subsequently, the Compensation Committee continued its review with independent compensation consultant, Roger Gurr & Associates (“RG&A”) in 2022 to further examine the Company’s compensation program and, as discussed above, to undertake an independent review to update our peer group. The multi-phase review by RG&A included further consideration of the updated compensation of non-executive directors based upon the selected 2022 peer group. Through that review, the earlier changes were again affirmed. RG&A made further recommendations related to retainers for leadership positions and related to equity compensation, on which no action has been taken at this time.

Total compensation for our non-executive directors earned for the year ended December 31, 2022, is set forth here:

	Fees earned	Share-based awards(1)(3)	Option-based awards(2)(3)	Non-equity incentive plan compensation	Pension value	All other compensation	Total
Name	$	$	$	$	$	$	$
W. William Boberg	75,000	27,189	62,475	Nil	Nil	Nil	164,664
Rob Chang	75,000	27,189	62,475	Nil	Nil	Nil	164,664
James M. Franklin	75,000	27,189	62,475	Nil	Nil	Nil	164,664
Gary C. Huber	75,000	27,189	62,475	Nil	Nil	Nil	164,664
Thomas H. Parker	75,000	27,189	62,475	Nil	Nil	Nil	164,664
Kathy E. Walker	75,000	27,189	62,475	Nil	Nil	Nil	164,664

_________________

(1)	Each of our non-executive directors received a grant of 22,826 RSUs on January 4, 2023.

(2)	Each of our non-executive directors received options for 91,305 Common Shares on January 4, 2023, at an exercise price of C$1.55. These options expire on January 4, 2028.

(3)

Grants of share-based and option-based awards in conjunction with the LTIP are shown in the year earned and are typically made in that year. Due to the timing of the disclosure regarding the Company’s decision to ramp up production operations at Lost Creek, the annual grant of options and RSUs for 2022 was deferred until January 2023. On January 4, 2023, 547,830 options and 136,956 RSUs were granted to the non-executive directors. These grant amounts were earned, and included above, in the year 2022.

In addition to other compensation received by our Directors, a long-standing policy of the Company provides that a non-executive director serving on ad hoc or special committees of the Board, which may be constituted from time to time, is entitled to additional director fees, to be determined in accordance with additional duties and requirements requested of those individuals from time to time. There currently are no such ad hoc or special committees of our Board of Directors.

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Share Ownership Guidelines for Non-Executive Directors

Our non-executive directors also are encouraged to have a significant long-term financial interest in the Company. In 2009, the Compensation Committee recommended, and Board of Directors adopted, a resolution requiring mandatory minimum share ownership by the non-executive directors to encourage the alignment of their interests with those of our shareholders. Pursuant to the mandate, and subsequent amendments in 2012 through the Share Ownership Guidelines, our non-executive directors are required to invest an amount equal to three times the non-executive director’s annual retainer in shares or securities redeemable into shares on or before the later of (i) December 31 of the fifth year of the non-executive director becoming subject to the requirement, or (ii) December 31 of the third year from the effective date of the change in retainer. The retainer amount is to be calculated using the amount of the annual retainer at the later of (i) the date the non-executive director becomes subject to the requirement, or (ii) the date of the most recent annual retainer increase. At December 31, 2022, all non-executive directors meet the Share Ownership Guidelines or are on-track to meet the Guidelines within the prescribed timeframes.

Equity Grants to Non-Executive Directors

Our non-executive directors are eligible to receive grants of options and grants under the RSU&EI Plan at the discretion of the Board. The awards, and their respective values, that vested in 2022 are presented in the following table:

Incentive Plan Awards - Value Vested or Earned During the
Financial Year Ended December 31, 2022
	Option-based Awards		Share-based Awards		Non-equity incentive plan compensation
Name	Number of Securities Underlying Options Vested (#)	Value vested during the year ($)	Number of Shares or Units of Shares Vested (#)	Value vested during the year ($)	Value earned during the year ($)
W. William Boberg	165,116	112,543	53,479	75,209	Nil
Rob Chang	165,116	112,543	53,479	75,209	Nil
James M. Franklin	165,116	112,543	53,479	75,209	Nil
Gary C. Huber	165,116	112,543	53,479	75,209	Nil
Thomas H. Parker	165,116	112,543	53,479	75,209	Nil
Kathy E. Walker	165,116	112,543	53,479	75,209	Nil

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The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2022, by each of our non-executive directors. As noted in the Directors’ Compensation Table, due to the timing of disclosure regarding the Company’s decision to ramp up production operations at Lost Creek, the annual grant of options and RSUs for 2022 was deferred until January 2023. On January 4, 2023, 547,830 options and 136,956 RSUs were granted to the Directors. These grant amounts were effectively earned in and attributable to 2022 and are included in the following table.

Outstanding Equity Awards at December 31, 2022

	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options	Option exercise price	Option expiration	Value of unexercised in-the-money options	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested
Name	(#)	(C$)	date	($)	(#)	($)
W. William Boberg	55,653	0.93	08/20/23	26,298
	50,527	0.91	12/14/23	24,622
	193,574	0.79	11/05/24	111,479
	213,914	0.63	11/13/25	148,464
	87,858	1.44	08/27/26	8,433
	91,305	1.55	01/04/28	1,348
			08/27/23		21,964	24,974
			01/04/25		22,826	25,954
Rob Chang	200,000	0.77	03/30/23	118,133
	55,653	0.93	08/20/23	26,298
	50,527	0.91	12/14/23	24,622
	193,574	0.79	11/05/24	111,479
	213,914	0.63	11/13/25	148,464
	87,858	1.44	08/27/26	8,433
	91,305	1.55	01/04/28	1,348
			08/27/23		21,964	24,974
			01/04/25		22,826	25,954
James M. Franklin	55,653	0.93	08/20/23	26,298
	50,527	0.91	12/14/23	24,622
	193,574	0.79	11/05/24	111,479
	213,914	0.63	11/13/25	148,464
	87,858	1.44	08/27/26	8,433
	91,305	1.55	01/04/28	1,348
			08/27/23		21,964	24,974
			01/04/25		22,826	25,954
Gary C. Huber	55,653	0.93	08/20/23	26,298
	50,527	0.91	12/14/23	24,622
	193,574	0.79	11/05/24	111,479
	213,914	0.63	11/13/25	148,464
	87,858	1.44	08/27/26	8,433
	91,305	1.55	01/04/28	1,348
			08/27/23		21,964	24,974
			01/04/25		22,826	25,954
Thomas H. Parker	55,653	0.93	08/20/23	26,298
	50,527	0.91	12/14/23	24,622
	193,574	0.79	11/05/24	111,479
	213,914	0.63	11/13/25	148,464
	87,858	1.44	08/27/26	8,433
	91,305	1.55	01/04/28	1,348
			08/27/23		21,964	24,974
			01/04/25		22,826	25,954
Kathy E. Walker	55,653	0.93	08/20/23	26,298
	50,527	0.91	12/14/23	24,622
	193,574	0.79	11/05/24	111,479
	213,914	0.63	11/13/25	148,464
	87,858	1.44	08/27/26	8,433
	91,305	1.55	01/04/28	1,348
			08/27/23		21,964	24,974
			01/04/25		22,826	25,954

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PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO

MEDIAN EMPLOYEE COMPENSATION

The pay ratio of our CEO, Mr. Cash, to our median employee’s compensation for 2022 was 9:1.

We have recalculated the compensation for this discussion, including our median employee’s compensation, based upon 2022 data, because of the change in our CEO and the level of hiring conducted during the year for our Lost Creek development program and in anticipation of a ramp-up decision. Mr. Cash’s annual total compensation compared with that of the estimated median compensated Ur‑Energy employee was 9:1.

For this process, we identified our median compensated employee, using a consistently applied compensation measure; this was defined as base salary (including overtime) and other cash incentives, including the short-term bonus, which provides a reasonable estimate of compensation received. We did not include the value of our health and welfare benefits, as those are benefits programs for which all our full time employees, including the CEO, are eligible, although we have added 401(k) Plan matches as applicable. We undertook to annualize the data of new hires and/or newly assumed positions and related salaries, including certain reasonable assumptions. We have four part-time employees who did not factor into the calculations. We have no employees outside the U.S. and, therefore, there are no currency exchange rate issues contemplated in our calculations. Our calculations included all employees of Ur‑Energy USA Inc. and Lost Creek ISR, LLC, our two subsidiaries with employees, which at the point of measurement, in December 2022, numbered 35 collectively (excluding Mr. Cash) and currently numbers 56 full time employees. We typically do not employ temporary or seasonal employees and did not at the calculation date.

We determined that, in 2022, annual total compensation of the estimated median compensation for an employee was $99,294. Based upon the same criteria, including annualizing his base cash compensation, Mr. Cash’s annual total compensation for 2022 was $869,268. (Note, Mr. Cash’s total compensation as set forth in the Summary Compensation Table, above, of $977,721, was not utilized as it includes the one-time stock option grant received when he was named Chief Executive Officer. Instead, as with the other employees, Mr. Cash’s base compensation was annualized, and the other components of his total compensation, including equity compensation and 401(k) Plan match were tallied.) The pay ratio for 2022, therefore, was 9:1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described here.

Our practices seek to ensure a compensation program which is fair, equitable, compliant and which aligns with our overall business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the figures and ultimately the pay ratio reported above may not be comparable to the calculations and pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or our Compensation Committee view the link between the Company’s performance and our executive pay.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. The table below presents information on the compensation of our Chief Executive Officer and our other NEOs in comparison to certain performance metrics for 2022 and 2021. The metrics are not those that our Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. CAP does not reflect the amount of compensation actually paid, earned, or received during the applicable year.

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Year	Summary Compensation Table Total for PEO(1) (2) ($)	Compensation Actually paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) (5) ($)	Average compensation Actual Paid to Non-PEO NEOs(6) ($)	Value of initial fixed $100 Investment Based on TSR ($)	Net Loss (in thousands) ($)
2022	977,721	929,307	555,000	582,974	152.50	(17,140)
2021	828,201	1,322,323	430,460	666,562	143.75	(22,938)

_________________

(1)

The principal executive officer (the “PEO”) was John W. Cash in 2022 and Jeffrey T. Klenda in 2021. Mr. Klenda was our CEO in early 2022 prior to his retirement and Mr. Cash assumed the CEO position at that time.

(2)	Reflects the total compensation reported in the Summary Compensation Table for Mr. Cash in 2022 and Mr. Klenda in 2021.
(3)	Represents the total compensation reported in the Summary Compensation Table adjusted in accordance with Item 402(v) of Regulation S-K. The adjustments are described more fully in the following table.
(4)	The Non-PEO NEOs were Roger L. Smith, Penne A. Goplerud, and Steven M. Hatten in 2022, and in 2021, which also included Mr. Cash.
(5)	Reflects the average total compensation reported in the Summary Compensation Table for Messrs. Smith and Hatten, and Ms. Goplerud for each of the years presented and for Mr. Cash in 2021.
(6)

Represents the average total compensation reported in the Summary Compensation Table adjusted in accordance with Item 402(v) of Regulation S-K. The adjustments are described more fully in the following table.

Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid

The table below provides the adjustments to the Summary Compensation Table amounts shown in the previous table to arrive at the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs.

	2022		2021
Description	PEO Totals (1) ($)	Non-PEO NEO Averages (2) ($)	PEO Totals (1) ($)	Non-PEO NEO Averages (2) ($)
Summary compensation table Total compensation (3)	977,721	555,000	828,201	430,460
Subtract summary compensation table Stock awards (3)	(53,301)	(34,063)	(54,359)	(25,555)
Subtract summary compensation table Option awards (3)	(286,341)	(78,269)	(112,070)	(52,686)
Add fair value of awards granted during the covered year that are unvested at year end, determined as of covered year end (4)	265,537	109,667	179,758	84,507
Add change in fair value of awards granted in prior years that are unvested as of covered year end, determined based on the change in fair value from prior year end to covered year end (5)	(4,409)	(5,259)	200,804	94,401
Add change in fair value of awards granted in prior years that vest in the covered year, determined based on the change in fair value from prior year end to covered year vesting date (6)	30,100	35,898	279,989	135,435
Compensation actually paid	929,307	582,974	1,322,323	666,562

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_________________

(1)	The PEO was John W. Cash in 2022 and Jeffrey T. Klenda in 2021. Mr. Klenda was our CEO in early 2022 prior to his retirement and Mr. Cash assumed the CEO position at that time.

(2)	The Non-PEO NEOs were Roger L. Smith, Penne A. Goplerud, and Steven M. Hatten in 2022, and in 2021, which also included Mr. Cash.

(3)

Reflects the total compensation, stock awards, and option awards reported in the Summary Compensation Table for the PEOs and average compensation, stock awards, and option awards reported in the Summary Compensation Table for the non-PEO NEOs.

(4)	Reflects the fair value of the awards granted during the covered year that were unvested at the covered year end. The fair values were determined as of December 31 of each respective covered year.

(5)

Reflects the change in the fair value of the awards granted prior to the covered year that were unvested as of the covered year end. The change in the fair value of the awards was determined based on the change in the fair value from December 31 of each respective prior year end to December 31 of each respective covered year.

(6)

Reflects the change in the fair value of the awards granted prior to the covered year that vested in the covered year. The change in the fair value of the awards was determined based on the change in the fair value from December 31 of each respective prior year end to the vesting date of the awards in the respective covered year.

Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table total and average compensation in the covered year as described in the above Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid table. Changes in the market price of our Common Shares following the grant date of an award can significantly influence the CAP calculations.

The following table is intended to assist in understanding the CAP changes in the above tables:

	2020	2021	2022
Canadian dollar share price used for CAP and TSR calculations (1)	1.04	1.54	1.57

_________________

(1)

The Company’s stock and option awards are priced in Canadian dollars in accordance with the terms of the Amended and Restated Stock Option and RSU&EI Plans. All award adjustments in the Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid table above are initially calculated in Canadian dollars and then converted to U.S. dollars using exchange rates in effect for the respective periods.

The change in the market price of our Common Shares greatly impacted CAP calculations, particularly in 2021 when our share price increased from Canadian $1.04 in 2020 to Canadian $1.54 in 2021. This change significantly influenced the 2021 CAP adjustments noted in the preceding Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid table.  Our share price increased from Canadian $1.54 in 2021 to Canadian $1.57 in 2022. This change did not significantly influence the 2022 CAP adjustments.

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Relationship between Compensation Actually Paid and Prescribed Performance Measures

The following chart shows the relationship between CAP and the Company’s TSR for the covered periods.

A $100 investment made on December 31, 2020 would have increased to $144 and $153 in the years ended December 31, 2021 and 2022, respectively.  This is a direct reflection of the increase in our share price during the same periods.  Share price performance is one of many measures used to evaluate performance and determine executive compensations.  However, our business and industry are heavily dependent upon the market price for uranium, which remained persistently depressed for several years and only began to improve in 2021, which in part influenced our share price performance.

The following chart shows the relationship between CAP and the Company’s net loss for the covered periods.

Our net loss decreased from $22.9 million in 2021 to $17.1 million in 2022. We were not in commercial production during 2021 or 2022, having reduced production levels in response to a persistently depressed uranium market.  Because we were not in production during the covered years, net loss does not necessarily align with how the Company, or our Compensation Committee view the link between the Company’s performance and our executive pay.  Therefore, we would not find the relationship of net income to executive compensation meaningful, nor directly target it for incentives or otherwise in our compensation program until commercial production resumes.

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REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Ur-Energy Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with U.S. generally accepted accounting principles (“US GAAP”) and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2022, we have:

·	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;
·	discussed with the independent accountants the matters required to be discussed by AS 1301; and
·	received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountants the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2022.

Respectfully submitted,

The Audit Committee of Ur-Energy Inc.

Thomas Parker, Chair

Rob Chang

Gary C. Huber

Kathy E. Walker

44

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Introduction

Our Board of Directors believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. The Board has reviewed the corporate governance best practices identified in National Policy 58‑201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices (collectively, the “CSA Guidelines”). The Board of Directors is committed to ensuring that the Company follows best practices and continues to develop and enhance such practices.

Board Mandate

The responsibility of the Board of Directors is to supervise the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. Our Board establishes overall policies and standards for the Company and is engaged in company-wide risk management oversight. When premised upon a reasonable basis, the Directors are entitled to rely upon management and the advice of the Company’s outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each, which are reviewed on a regular basis.

The Board of Directors does not currently have a written mandate or a written description for the Chairman of the Board or the Chief Executive Officer. In discharging its responsibility, the Board routinely reviews the performance and responsibilities of the Chief Executive Office. Further, the Board oversees and reviews the development and implementation of the following significant corporate plans and initiatives:

·	the identification of the principal risks to the Company’s business and the implementation of systems to manage these risks, whether financial, operational, environmental, safety-related, cyber-security or otherwise;

·	the Company’s strategic planning and budgeting process;

·	succession planning and determination of relative strengths of existing management including the needs to ensure sufficient depth of management, including appointing, developing and monitoring senior management of the Company;

·	shareholder communications, as well as public communications policies and continuous disclosure record of the Company;

·	analysis and approval of significant acquisitions and dispositions of mineral properties or other Company assets; and

·	monitoring the integrity of the Company’s internal controls and management information systems.

When needed, the Board of Directors recruits possible directors from contacts within the mining industry and other strategic areas that will complement the knowledge and depth of the Board. Currently, the Board has determined that seven directors is an appropriate number of directors to oversee and provide guidance to management on the business and affairs of the Company, which is accomplished with the existing members of the Board. However, the Board continues to evaluate its size in conjunction with the further development of our operations as we ramp up and possible growth or other strategic decisions of the Company.

Orientation and Continuing Education of our Board Members

We feel it is important that new directors who join the Board of Directors are provided with the opportunity to meet with our other directors prior to joining the Board. Upon joining the Board, a basic orientation of the Company, the Board of Directors, and the committees of the Board is provided to a new director. All material relationships and agreements, technical reports, and recent continuous disclosure filings are provided and reviewed. In addition, new directors have the opportunity to attend Committee meetings by invitation and to meet with management of the Company to have a better understanding of the business of the Company and its operations. A site visit to our operating Lost Creek uranium ISR facility is strongly encouraged before or shortly after a new director has joined the Board. Although he was thoroughly familiar with the Company and has routinely attended and presented at Board meetings for more than a decade as a member of our executive team, Mr. Cash participated in a full board-practices orientation process in 2022.

45

Directors are encouraged to participate in continuing education courses in corporate governance, executive and director compensation, technical matters, and other fields that will assist them in their role as directors of the Company or on various committees and enhance stakeholder confidence. Additionally, our management makes use of a variety of other online governance and board-related resources for the benefit of the Board. We remain members of National Association of Corporate Directors (“NACD”) and are pleased that our Board members and executive management are able to benefit from NACD’s publications, education programs and online resources. Costs of continuing education are borne by the Company.

Throughout the year, Directors were provided with regulatory, legal, technical, and operational updates on topics germane to the responsibilities of the Board and its standing committees. In 2022, these included reports on cyber and data security, including increased threats during and after the pandemic and the global increase in cybersecurity threats following Russia’s invasion of Ukraine, and amid rising geopolitical tensions around the world. Presentations of key accounting considerations; tax; risk assessment and management; corporate governance and disclosure of corporate governance practices; executive and director compensation; and Canadian and U.S. securities law and other legal developments, rulemakings and proposed legislation were also provided. Updates on the DOE uranium reserve program were routinely provided through the bid process and receipt of our contract award.

Additionally, management provided updates to Board on climate change initiatives and ongoing development of environmental, social, sustainability and governance practices and guidance. Our Board members – who are all knowledgeable about the nuclear industry as well as uranium mining – are provided with comprehensive market and industry updates at each regular Board meeting and, from time to time, an update is provided directly by our retained nuclear markets expert. Additionally, subscriptions to trade publications are made available to our Directors; again, with costs borne by the Company. These updates and routine access to our management permit all Directors to remain aware of important developments and issues in the context of our business and the uranium market.

Board Composition – Including Diversity, Tenure and Outlook on Set Retirement Age

Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated the following seven current directors for election at the Meeting: W. William Boberg, John W. Cash, Rob Chang, James M. Franklin, Gary C. Huber, Thomas H. Parker, and Kathy E. Walker. All directors are elected annually. The Corporate Governance and Nominating Committee regularly reviews the profile of the Board members, including the average age and tenure. The Committee has not established a retirement age for the members of the Board, nor a limitation of term of service. These restrictions are considered from time to time by the Committee, including most recently in December 2022.

The Committee prefers that our directors, without regard to age or tenure, are rigorously evaluated on their attendance and contributions to the business of the Board and Company. This scrutiny arises in assessments of the Board constitution as well as the composition of each standing committee of the Board. Most recently, the Board members have completed a comprehensive evaluation as well as developing a robust skill sets project to best plan for additional educational programs for current Directors and for Board refreshment in coming years.

Our industry and, specifically, our operations are highly technical, and the Board considers it critical to retain the knowledge base on our Board while we continue to advance operations for renewed commercial production at Lost Creek, and plan for construction and development of Shirley Basin. Following Board refreshment in 2017-2018, with the addition of Ms. Walker and Mr. Chang, we reconstituted our Board committees to best utilize the expertise of our directors (e.g., additional finance and energy sector experience to assist us with strategic planning). Additionally, each is involved with executive management in other industries, and brings enhanced leadership and perspective to many of the universal business, legislative, governance and community issues the Board must navigate.

Ms. Walker’s additional expertise in the labor and talent fields obtained as she has built the eKentucky Advanced Manufacturing Institute and related facilities, is now benefiting our Compensation Committee as she has joined the Committee in early 2023 as part of our committee refreshment plan. Also, as a part of this refreshment, Mr. Chang agreed to join the Treasury and Investment Committee, where his contributions will provide value based upon his experience in financial markets and financial services industry.

46

The presence of Ms. Walker reflects approximately 14% female representation among the seven directors nominated for election at the Meeting. We have a 14% representation of visible minorities among the seven directors nominated for election at the Meeting, as defined by the Employment Equity Act (Canada). Our Board’s diversity members, therefore, represent approximately 29% of the directors nominated for election at the Meeting. Our Board does not have members who are Indigenous peoples or are disabled. See further discussion at Gender Diversity Policy and Diversity Reporting, below.

All of our directors have C-suite experience or, in the case of Dr. Franklin’s service to the Canadian government, the equivalent thereof. Five of our seven directors, Drs. Franklin and Huber, and Messrs. Boberg, Cash and Parker have professional and technical expertise in geology, engineering and mining operations. For more than a decade, Dr. Franklin has been integral to our Board, as its lead technical expert, including chairing the HSE & Technical Committee since its inception. Mr. Boberg, as a director since 2006 and for four and a half years as our President and CEO, has contributed his technical expertise with respect to roll-front uranium deposits like Lost Creek, beginning with the acquisition of Lost Creek in 2005. Mr. Parker has decades of experience in executive management and other positions with operating mining companies and has lent that expertise to his role as a member of several committees of the Board, and as our Lead Director. Dr. Huber contributes his dual expertise in financial matters and geology gained in management roles of both private and public natural resource companies at various stages of development. While the Board has benefitted greatly from Mr. Cash’s regular reports and participation as an executive at Board meetings for more than a decade, as CEO and our newest Board member, he has brought nearly 30 years of technical, operational, regulatory, and management expertise to the Board’s consideration of all matters.

Collectively, vast knowledge specific to Lost Creek and Shirley Basin, as well as the uranium industry and market, has been instilled by all our Board members through years of dedication and service to the Company and continues to offer great value. This continuity and growth of expertise has been critical to our development from a uranium explorer into a uranium producer, and in some ways has been even more valuable as the Company navigated the recent challenges of our industry. As we transition back into production operations and sales, this continuity will again benefit the Company and our shareholders. We believe that implementing a restriction on tenure or strictly enforced retirements would unnecessarily deprive the Company of these contributions.

Refreshment of expertise, perspective and age among our Board members continued in 2022 with Mr. Cash being named to the Board as he was appointed CEO. Mr. Cash’s wide-ranging uranium industry experiences throughout the past 30 years, including operational, regulatory, and management, place him in a unique role on our Board. This follows refreshment and the bolstering of both diversity and diversified skill sets reflected on our Board, with the addition of Ms. Walker and Mr. Chang joined the Board in 2017 and 2018, respectively.

At April 6, 2023, the average age of our seven directors to be voted upon at the Meeting is approximately 68 years of age; the average tenure of those directors is approximately 10 years. As described in Proposal No. 1, above, the Corporate Governance and Nominating Committee and our Board have determined that our directors should possess minimum qualifications including high personal and professional ethics; history of personal and professional achievement and leadership; a commitment to the long-term interests of our shareholders demonstrated through service, risk management and share ownership; sufficient time to commit to fulfill duties as a director, including membership on standing committees as requested; active engagement and participation in the meetings of the Board, Board committees on which the member serves and on special projects as may be requested; orientation to building consensus while demonstrating independent thought; financial literacy as would be required for service on our Audit Committee; and broad experience in business and/or experience in government, as well as education and technical expertise.

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The residency, age, principal occupation and years of service as a member of our Board for each director is set forth below.

Name (Age) and Residency	Position with Company and Principal Occupation Within the Past Five Years	Service as a Director
W. William Boberg (83) Colorado, USA	Director Presently Retired (2011) Mining Company Executive	January 2006 – present
John W. Cash (50) Wyoming, USA	Chief Executive Officer, Chairman of the Board of Directors Ur-Energy Vice President Regulatory Affairs	March 2022 - present
Rob Chang (45) Ontario, Canada	Director Chief Executive Officer Chief Financial Officer / Financial Research Analyst	March 2018 – present
James M. Franklin (80) Ontario, Canada	Director Consulting Geologist/Adjunct Professor of Geology Queen’s University, Laurentian University and University of Ottawa	March 2004 – present
Gary C. Huber (71) Colorado, USA	Director Presently Retired (2012) Mining Company Executive	May 2015 – present
Thomas Parker (80) Montana, USA	Lead Director Presently Retired (2012) Mining Company Executive	July 2007 – present
Kathy E. Walker (64) Kentucky, USA	Director Director, eKentucky Advanced Manufacturing Institute Coal trader/Business owner	September 2017 – present

Service on Additional Boards

Dr. Franklin is a director of Gold79 Mines Ltd. (since October 2003), and of Nuinsco Resources Ltd. (since June 2018). Mr. Boberg is a director of Gold79 Mines Ltd. (since June 2008). Mr. Chang is a director of Fission Uranium Corp. (since April 2018) and Shine Mineral Corp. (since November 2018).

Board Independence

Messrs. Boberg, Chang and Parker, Drs. Franklin and Huber, and Ms. Walker are independent directors as determined in accordance with Canadian and U.S. securities laws and the rules of the NYSE American. In determining whether a director is independent, the Board of Directors considers the specific circumstances of a director and the nature, as well as materiality, of any relationship between the director and Ur-Energy.

Committee Membership

During 2022, our directors provided expertise and leadership to our Board committees as follows:

Independent Board Members	Committees/Memberships
	Audit	Compensation	Corporate Governance / Nominating	Treasury and Investment(1)	Health, Safety and Environment (HSE) & Technical
Thomas H. Parker (Lead Director)	Chair			Chair	♦
W. William Boberg			♦		♦
Rob Chang	♦	♦	♦
James M. Franklin		♦	♦		Chair
Gary C. Huber	♦	Chair	Chair		♦
Kathy E. Walker	♦			♦

____________________

(1)	Roger Smith, CFO of the Company, serves as a non-director member of the Treasury and Investment Committee pursuant to the Committee’s mandated composition.

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Subsequent to year-end, the Governance Committee, in conjunction with the Chairman, recommended to the Board and the Board approved the appointment of Ms. Walker to the Compensation Committee and the appointment of Mr. Chang to the Treasury and Investment Committee as the first steps in committee refreshment.

Family Relationships

None of our Directors is related to any of our executive officers.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders or Bankruptcies

None of the directors or officers of the Company is, or has been within the ten years before the date of this Circular, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions under Canadian or U.S. securities legislation for a period of more than 30 consecutive days or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that company.

Penalties or Sanctions

None of the directors or officers of the Company has been subject to any penalties or sanctions imposed by a court relating to Canadian or U.S. securities legislation or by a Canadian or U.S. securities regulatory authority or has entered into a settlement agreement with a Canadian or U.S. securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of the directors, or officers, of the Company has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the director or officer.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC to file reports of initial ownership and changes in ownership with the SEC. Based upon our review of copies of the Section 16(a) reports filed last year, all Section 16(a) filing reports applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely filed during 2022.

Leadership Structure and Board’s Role in Risk Oversight

In December 2014, at the conclusion of our first full year of operations at our Lost Creek Mine, the Corporate Governance and Nominating Committee determined that establishment of the role of lead independent director of our Board of Directors would enhance the communications within the Board, among its committees, and with management. Our then-Chairman, Mr. Klenda, was not an independent member of the Board. The Committee recommended and the Board approved a policy statement for such an independent lead director’s position at any time that the chairman of our Board is not an independent director. In that event, under the adopted policy, the Corporate Governance and Nominating Committee may suggest an independent director to serve as lead independent director (“Lead Director”), who shall be approved by a majority of the independent directors. In December 2014, Mr. Parker was approved by a majority of the independent directors to serve as the Lead Director of our Board. With the succession of Mr. Cash to the roles of CEO and President in 2022, the Committee again carefully considered the appointment of a non-independent Chair. The independent non-executive directors, meeting separately, and then with Mr. Cash in full session, appointed Mr. Cash to serve as Chairman of the Board on June 2, 2022. As a result of the appointment of Mr. Cash as Chairman, the role of Lead Director continues pursuant to the Policy, and Mr. Parker continues to serve in that role to date.

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Pursuant to the policy statement approved by the full Board, the responsibilities of the Lead Director include:

·	When necessary, act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;

·	Call and chair, at least annually, a meeting of the independent directors;

·	Preside at meetings of the Board of Directors where the Chairman of the Board is not available or where the Chairman has stated a real or perceived conflict of interest concerning a matter before the Board; and

·	During merger or acquisition discussions or activities, be advised by management at early-stage discussions, and chair any Board appointed special committee composed of independent directors to review and make recommendations regarding the proposed transaction, subject to any conflict of interest which would require the appointment of a different lead independent director being approved by a majority of the independent directors for such specified purpose.

Further, the policy statement provides that the Lead Director shall serve until such time as he or she ceases to be a director, resigns as Lead Director, is replaced as Lead Director by a majority of the independent directors, or is replaced by an independent Chairman of the Board elected by a majority of the independent directors of the Board. The performance of any serving Lead Director is to be reviewed annually as a part of the normal Board evaluation process. Mr. Parker’s performance as Lead Director has been reviewed annually, most recently as a part of our comprehensive Board evaluation process for the year ended December 31, 2022.

Risk Management

The Board oversees the risks involved in our operations as part of its general oversight function, integrating risk management into the Company’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee, the Compensation Committee and the Technical Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee addresses risk assessment and risk management, and reviews major risk exposures (whether financial, operating, cyber-security or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, mitigating, managing and reporting such exposures. When recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Compensation Committee also oversees human resources and talent management risks, succession risk and planning. The HSE & Technical Committee continues with its role of overseeing our mineral resources and related operational risks, and with ongoing operations at Lost Creek, oversees health, safety and environmental risks as well as operational information technology risks, including cybersecurity. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executive officers responsible for oversight of particular risks within the Company.

                Cybersecurity

The HSE & Technical Committee and/or the full Board receive at least quarterly updates from management on information technology matters, including cybersecurity. In addition to upgrades to hardware and software and IT systems throughout the Company, these reports include the identification of IT/cybersecurity risks, risk management and mitigation measures and security scores as are routinely obtained. The Company maintains end-point protection systems and incident response processes both internally and through third-party experts. As these systems, processes, training and upgrades to systems are implemented, updates are provided to the Board. We have not had a substantive cyber security breach.

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Majority Voting

In accordance with the Canada Business Corporations Act (“CBCA”), for all uncontested shareholder meetings held after August 2022, each director will be elected at a meeting only if the number of votes cast for such nominee represents a majority of the total votes cast with respect to that individual. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). Under the new CBCA majority vote standards, if an incumbent director is not elected by a majority of the votes at the Meeting, the incumbent director will be permitted to continue in office until the earlier of (a) the 90th day after the Meeting, or (b) the day on which his or her successor is appointed, subject to other provisions of the CBCA and other applicable law. In light of the CBCA majority voting requirements, our Board resolved to revoke the Company’s earlier majority voting policy as being unnecessary; the CBCA provisions and related regulations supersede and replace the earlier policy and the Company will adhere to the new legal standards.

Code of Ethics and Other Policies

We have adopted a Code of Ethics (“Code”) which applies to our principal executive officer, principal financial officer, principal accounting officer or controller and others performing similar functions. The Code is available on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/. The Code is designed to reasonably deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of the violations of the Code; and adherence to the Code. We intend to disclose any amendment or waiver (including any implicit waiver) of the Code on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/ within four business days following such amendment or waiver. Since its adoption, there have been no waivers of the Code.

We also have adopted a Code of Business Conduct and Ethics which applies to all employees, officers and directors, which also may be accessed on our website. Both the Code and the Code of Business Conduct and Ethics are reviewed routinely, most recently in December 2022. We maintain a separate Whistleblower Policy statement as a part of our Whistleblower Program. The policy provides a link to the provider’s confidential reporting website and is also found on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/.

Human Rights Policy

In 2022, our Board adopted a Human Rights Policy for the Company to bolster its other policy statements and to formalize our commitment to protect basic human rights as well as to further ensure compliance with existing law. While we are fortunate to work in jurisdictions with strong laws defending fundamental rights such as freedom, equality and dignity, the policy statement sets out our commitment to vigorously defend these principles as we carry out our corporate mission across our operations. The Human Rights Policy can be read on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/.

Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities

We have also adopted various policies related to trading restrictions, disclosure requirements and confidentiality obligations which have been amended and restated from time to time, most recently amended effective July 28, 2022, with the adoption of an anti-pledging policy and amendment (and integration into this multi-part policy statement) of our anti-hedging policy. The Corporate Governance and Nominating Committee oversees the implementation and compliance of these policies, which are set out in the “Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities.” These policies are available on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/. All directors, officers and employees of the Company are expected to be familiar with and adhere to the policies.

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Gender Diversity Policy and Diversity Reporting

The Board of Directors adopted a Gender Diversity policy in 2014 by which the Company seeks to encourage the identification, recruitment, development and, ultimately, retention of talented women at all levels including on our Board. The Board believes that a board made up of highly qualified directors, from diverse backgrounds, promotes better corporate governance and improves business outcomes. We were fortunate in 2017 to have Kathy Walker join the Board. Her presence reflects approximately 14% female representation of our directors nominated for election at the Meeting. Ms. Walker has been a valued member of key standing committees of the Board since 2018 (Audit and Treasury and Investment) and, in 2023, has agreed to begin serving on the Compensation Committee. As set forth above, we also have a 14% representation of visible minorities of our directors nominated for election at the Meeting. Since 2018, Mr. Chang has contributed his expertise on the Audit, Compensation and Corporate Governance Committees and, in 2023, has agreed to join the Treasury and Investment Committee.

The inclusion of women and members of diversity extends to our Board composition, and consideration of the level of representation on the Board by women and other designated groups will continue to be an important consideration during searches for qualified new Board members as those needs may arise. The Company embraces the proposition that more women on boards is advantageous. We remain duty bound to recruit and invest in the best available talent based upon education, experience and personal skills and qualities. Although the Board is not at this time endorsing a quota or target, it does commit to seeking and having increasing representation of women on the Board, in executive management and throughout the Company.

There has not been systemic consideration of the effectiveness or measures taken under the policy. However, as additional refreshment of the non-executive directors of our Board occurs and/or additional expansion is contemplated, the Governance Committee will continue to review additional qualified female candidates who are placed before it, The Committee will also continue to consider thoroughly the qualifications of all candidates brought forward for consideration.

The Company has one female executive officer, Penne Goplerud, who has served as General Counsel and Corporate Secretary since 2011. Among our current four-person management team, this is a 25% representation by women. Prior to her appointment as a member of our executive officers, Ms. Goplerud was the Company’s Associate General Counsel from 2007, and acted as outside counsel from 2005 until she joined us in 2007 as an employee.

Historically, we have restructured certain of the respective responsibilities of our executives from time to time as our executive group was reduced in number. While we continue to find that a smaller structure for our executive team works well, further enhances communication and best facilitates numerous management responsibilities, we will continue to evaluate whether ramp-up of production operations and other growth suggests the need for an addition to our management team to best deliver successful corporate results.

Total Number of Directors Nominated for Election to the Board of Directors and Senior Management Members
Board of Directors	Seven (7)

Diversity of the Directors Nominated for Election to the Board of Directors
Gender	One (1)
Visible Minority	One (1)

Diversity of Members of Senior Management
Female	One in Four (25%)

At this time, we have not established a policy or targets for additional representation in identified diversity groups (e.g., women, visible minorities, Aboriginal, and disabled individuals) in our executive group. We have no executives who are visible minorities, Aboriginal or disabled. If or as the executive group is expanded or current members may depart and be replaced, we believe that experience, merit and skill sets must be considered when candidates are evaluated, together with a thoughtful consideration of all types of diversity. We remain committed to equality of opportunity and look forward to facilitating any appropriate increase in representation of women and other diverse groups in our management structure based upon merit and overall qualifications.

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Meetings of the Board and Committees

The Board of Directors meets at least four times a year and more frequently if required. In 2022, the Board of Directors met 11 times. Additionally, the Board of Directors took 12 actions by written resolutions. The Board of Directors from time to time holds a portion of its meetings when management departs, and the independent directors meet in camera. During 2022 the Board held two meetings during which non-director executives were excused for a portion of the meeting. Additionally, the independent directors met in camera without executive management on at least one occasion including three separate meetings of the independent directors held in 2022.

Board Committees

There are five permanent committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Treasury & Investment Committee and the HSE & Technical Committee. The Board of Directors may also appoint other temporary or permanent committees from time to time for particular purposes.

The following sets out a summary of the responsibilities and activities of the Board Committees and the Report of the Audit Committee. The charters of each of the permanent standing committees may be found on our website https://www.ur-energy/investors/corporate-governance/.

Audit Committee

The Audit Committee assists the Board of Directors in carrying out its responsibilities relating to corporate accounting and financial reporting practices, as well as oversight of internal controls, and the Company’s Whistleblower Program. The duties and responsibilities of the Audit Committee include the following:

·	reviewing for recommendation to the Board of Directors for its approval the principal documents comprising our continuous disclosure record, including interim and annual financial statements and management’s discussion and analysis;
·	recommending to the Board of Directors a firm of independent auditors for appointment by the shareholders and reporting to the Board on the fees and expenses of such auditors. The Audit Committee has the authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has the authority to approve all audit engagement fees and terms and the Audit Committee, or a member of the Audit Committee, must review and pre-approve any non-audit services provided to the Company by our independent auditor and consider the impact on the independence of the auditor;
·	reviewing periodic reports from the Chief Financial Officer;
·	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response; and
·	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including through the Whistleblower Program.

The Audit Committee maintains direct communication during the year with our independent auditor and with our executive officers and other personnel responsible for accounting and financial matters.

During 2022, the members of the Audit Committee were Thomas Parker (Chair), Rob Chang, Gary Huber, and Kathy Walker. The members of the Audit Committee were in 2022, and are currently, independent directors pursuant to National Instrument 52-110 Audit Committees (“NI 52-110”) and the listing standards of the NYSE American. Each of the members is financially literate as defined in NI 52-110 and financially sophisticated under the NYSE American rules. The Audit Committee has confirmed each member as an “audit committee financial expert” as that term is currently defined by the rules of the SEC.

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During 2022, the Audit Committee met five times, and took one action by written resolution. The activities of the Audit Committee over the past year included the following:

·	review of our annual financial statements and management’s discussion and analysis prior to filing with the regulatory authorities;
·	review of our quarterly interim financial statements and management’s discussion and analysis prior to filing with regulatory authorities;
·	review of periodic reports from the Chief Financial Officer;
·	review of applicable corporate disclosure reporting and control processes, including Chief Executive Officer and Chief Financial Officer certifications;
·	review of reports from our external firm for testing of internal controls;
·	review Audit Committee governance practices to ensure its terms of reference incorporate all regulatory requirements;
·	oversee the Company’s Whistleblower Program, including training regarding the program;
·	assess and manage risk, including those risks presented by cyber-security and related threats, including receiving presentations by management related to these threats;
·	received presentations on new regulatory matters and accounting pronouncements;
·	review of the Audit Committee Charter; and
·	review of the engagement letter with the independent auditors and annual audit fees prior to approval by the Board of Directors, and pre-approving non-audit services and their cost prior to commencement.

The Audit Committee has recommended to the Board of Directors that Ur-Energy shareholders be requested to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditor for 2023.

The Audit Committee reviews its charter on a yearly basis and did so most recently on December 7, 2022. The Committee’s charter was last substantively amended in 2016. The qualifications of each of the members of the Audit Committee are set forth above as a part of Proposal No. 1.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out its responsibilities relating to personnel matters, including performance, compensation practices and rates. The Compensation Committee assists in developing corporate objectives against which to assess members of management including the Chief Executive Officer. The Committee reviews and makes recommendations to the Board with respect to employee and consultant compensation arrangements including equity compensation. The Compensation Committee reviews its charter on a yearly basis and did so most recently on December 7, 2022. The Committee’s charter was last substantively amended in 2018.

The Compensation Committee met seven times in 2022. Additionally, the Committee took six actions by written resolution during 2022. Portions of meetings are conducted without management present, including specifically for the purpose of discussing the compensation of the Chief Executive Officer. During the 2022 meetings related to RG&A’s ongoing review of the compensation program and executive compensation, the Committee convened several sessions without management present. Additionally, the Compensation Committee considers various matters related to the Company’s compensation program, executive and director compensation, share ownership guidelines for directors and executive officers (including compliance), our equity compensation plans, and presentations on trends in governance and compensation including compensation practices and remuneration of peer comparators and “say on pay.” The Compensation Committee reviews the results of the “say on pay” vote of our shareholders which we conduct annually. Importantly, the Committee annually completes a risk assessment of our compensation program and practices. Finally, the Compensation Committee is authorized to engage, at the Company’s expense, compensation consulting firms or other professional advisors as necessary to assist in discharging its responsibilities as it did in connection with the 2022 retention of RG&A.

During 2022, the members of the Committee were Gary Huber (Chair), Rob Chang and James Franklin. The members of the Compensation Committee were in 2022, and are currently (including Kathy Walker), independent under applicable law and the rules of the NYSE American. As well, at least two members of the Committee (all four, currently) qualify as “outside” directors within the meaning of U.S. Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as amended. The qualifications of each of the members of the Compensation Committee are set forth above as a part of Proposal No. 1.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board of Directors with determining the director nominees for election to the Board, recommending candidates to fill vacancies, other aspects of succession planning, the composition of the committees of the Board and monitoring compliance with corporate governance regulatory requirements. In performing its duties, the Committee will review and consider director nominees recommended by shareholders. The Committee also conducts Board member evaluations and evaluation of the Lead Director on an annual basis, while considering the overall composition and appropriate size of the Board.

The Corporate Governance and Nominating Committee reviews its charter on a yearly basis and did so most recently on December 7, 2022. The Committee’s charter was last substantively amended in 2017.

During 2022, the members of the Committee were Gary Huber (Chair), William Boberg, Rob Chang and James Franklin. The Corporate Governance and Nominating Committee met three times during 2022 and took two actions by written resolution. The members of the Corporate Governance and Nominating Committee were in 2022, and are currently, independent under the rules of the NYSE American. The qualifications of each of the members of the Corporate Governance and Nominating Committee are set forth above as a part of Proposal No. 1.

During 2022, the Corporate Governance and Nominating Committee received presentations about potential risks to the Company and risk assessment and management; the Company’s directors’ and officers’ liability program and insurance coverage; and a variety of environmental, social and governance (ESG) matters, including evolving guidance and practices. The Committee reviewed generally our corporate policies including the Code of Ethics, Whistleblower Policy, and Ur‑Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities, amending the latter policy statement as discussed above.

Treasury & Investment Committee

The Treasury & Investment Committee assists the Board of Directors by centralizing oversight of all treasury activities of the Company, insofar as practical, and coordinating our banking, cash management, investment and funding arrangements. The Committee also formulates and implements the Treasury and Investment Policy, reviewing it from time to time. The Committee’s charter, as last substantively amended in 2014, provides that the Committee consist of the Chief Financial Officer and at least two independent members of the Board of Directors. The Committee reviews its charter on an annual basis and did so most recently on December 7, 2022, making clarifying edits to the policies underlying the Committee’s charter.

During 2022, the members of the Treasury & Investment Committee were Thomas Parker (Chair), and Kathy Walker, and our Chief Financial Officer, Roger Smith. Subsequent to year-end, Rob Chang has been appointed to the Committee. The Treasury & Investment Committee met twice during 2022.

HSE & Technical Committee

The Health, Safety and Environment & Technical Committee (the “HSE & Technical Committee”) assists the Board of Directors with reserve and resource matters relating to our mineral properties; technical matters relating to our exploration, development, permitting, construction, operations, reclamation and restoration activities; health, safety and environmental matters relating to our operations and activities; and compliance with legal requirements relating to reserve and resource matters, technical matters, and health, safety and environmental matters. The Committee’s charter is reviewed annually, including most recently on December 7, 2022.

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The members of the HSE & Technical Committee are James Franklin (Chair) (Professional Geologist), William Boberg (Professional Geologist), Thomas Parker (Professional Engineer), and Gary Huber (Professional Geologist). The members of the Committee are not required to be independent. Currently, however, all members are independent. Members of executive management routinely participate in the Committee meetings. Because of the significance of the physical and environmental safety and operational matters overseen by the Committee, a standing invitation has been extended by the Committee for all directors and executive officers to attend the Committee’s meetings. As a part of more frequently held video conference meetings of the Board, and other efficiencies, we adapted our processes to receive operational and technical matters which have more routinely been received by the Committee to be a part of the management report to the full Board. Additionally, the Committee held three formal meetings during 2022. We anticipate the Committee may resume quarterly meetings as we return to full operations at Lost Creek.

The HSE & Technical Committee conducts certain of its reviews by means of informal meetings, including in-house technical sessions at the Lost Creek site. In 2022, the HSE & Technical Committee returned to Lost Creek after a hiatus due to the pandemic. The onsite sessions at Lost Creek allow the Committee to meet with other members of the Board, executive management and senior professional, technical and operations staff to receive presentations on a variety of safety, technical, and operations topics.

Summary of Memberships on Permanent Committees and Record of Attendance for 2022

During the year ended December 31, 2022, the Board of Directors and its permanent committees met as follows:

Board of Directors	11	(1)
Audit Committee (“AC”)	5
Compensation Committee (“CC”)	7
Corporate Governance and Nominating Committee (“CGN”)	3
HSE & Technical Committee (“HSE&TC”)	3
Treasury & Investment Committee (“TIC”)	2
Total number of meetings held	31

_________________

(1)	In addition to the 11 meetings held by the Board of Directors, 12 actions were taken by resolution in writing.

Our Board strives for 100% attendance at each meeting, with particular importance placed upon the five regularly scheduled meetings each year. At times, special meetings may be called on short notice and it may be difficult to achieve full attendance. In the case of any such absences, our Chair and CEO, Mr. Cash, meets with any director who has been unable to attend to apprise that director of the business of the meeting and outcome of any actions taken.

All Directors had better than 90% attendance at Board meetings. All committee members attended 100% of their assigned committees’ meetings. Additionally, Roger Smith, CFO of the Company, who serves as a member of the Treasury and Investment Committee, attended 100% of the meetings of that committee.

For 2022, attendance by our Directors at scheduled Board and assigned committee meetings is set forth below.

	Board Meetings	Committee Meeting Memberships and Meetings Attended
Director	Attended(1)	AC	CC	CGN	TIC	HSE&TC
John W. Cash	11/11	-	-	-	-	-
W. William Boberg	11/11	-	-	3/3	-	3/3
Rob Chang	10/11	5/5	7/7	3/3	-	-
James M. Franklin	11/11	-	7/7	3/3	-	3/3
Gary C. Huber	11/11	5/5	7/7	3/3	-	3/3
Thomas H. Parker	11/11	5/5	-	-	2/2	3/3
Kathy E. Walker	10/11	5/5	-	-	2/2	-

__________________

(1)	Mr. Klenda attended two of the three Board meetings convened prior to his retirement in June 2022.

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Board Attendance at Shareholder Meeting

It has been the Company’s practice and expectation that its Directors attend the annual shareholders’ meetings, either in person or virtually. In 2022, all of our Directors attended our annual and special meeting of shareholders in person. We will continue to facilitate attendance and participation by our Directors at our annual meetings of shareholders through a teleconference / webcast platform, where practical, to reduce costs.

Disclosure and Shareholder Feedback

The Board of Directors believes that management should speak for the Company in its communications with shareholders and others in the investment community and that the Board of Directors should be satisfied that appropriate investor relations programs and procedures are in place. The Board of Directors has approved these policies, including the designation of spokespersons in behalf of the Company, from time to time. The Board of Directors regularly reviews the Company’s major communications with shareholders and the public, including continuous disclosure documents and periodic press releases in accordance with the Company’s policies.

During his first year as Chairman and CEO, Mr. Cash spoke with many of our dedicated shareholders about topics of interest, including the continued growth of global support for nuclear energy, the DOE uranium reserve program and legislative support for nuclear energy and domestic uranium recovery. He was also able to discuss various ESG issues, including the value of green nuclear energy and the environmental benefits of our in situ recovery methods and our R&D projects, as well as the energy security that nuclear energy and domestic uranium production provide.

Shareholder Communication with the Board

We believe that it is important to maintain good shareholder relations. The Board of Directors will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Corporate Secretary of the Company by email to legaldept@Ur‑Energy.com or by mail to Ur-Energy Inc. Board of Directors, c/o Corporate Secretary, 10758 West Centennial Road, Suite 200, Littleton, Colorado, USA 80127. All communications shall state the type and amount of the Company’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Corporate Secretary shall forward all such communications to the Board or the specific committee, as appropriate.

Expectations of Management

The Board of Directors believes that it is appropriate for management to be responsible for the development of long-term strategies for our Company. Meetings of the Board of Directors are held, as required, to specifically review and deal with long-term strategies of the Company as presented by senior members of management.

The Board of Directors appreciates the value of having its executive officers attend board meetings to provide information and opinions to assist the Directors in their deliberations. The Chair, in consultation with the Chief Financial Officer and Corporate Secretary, arranges for the attendance of executive officers for consultation including technical and operational presentations at Board meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

At no time since the beginning of the Company’s last financial year was any director, executive officer, proposed nominee for election as a director, or any of their respective associates, indebted to the Company or any of its subsidiaries, nor was the indebtedness of any such person to another entity the subject of any guarantee, support agreement, letter of credit or similar arrangement provided by the Company or any of its subsidiaries.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or officers has had any material interest, direct or indirect, in any material transaction since the incorporation of Ur-Energy or in any proposed transaction which has or may materially affect Ur-Energy.

As discussed in their biographies set forth herein, certain of our directors and/or officers are also directors and/or officers of one or more other mining or natural resources companies. Our directors and officers are also in many cases shareholders of one or more mining or natural resources companies. Consequently, there exists the possibility for such directors and/or officers to be in a position of conflict. While there is a potential for conflicts of interest to arise in such situations, that potential is minimized because of the nature of these other companies including those in other areas of mineral resources and precious metals. Any decision made by any of these directors and/or officers will be made in accordance with their duties and obligations to deal fairly and in good faith with Ur‑Energy and such other companies. In addition, at meetings of the Board, any director with an interest in a matter being considered will declare such interest and refrain from voting on such matter.

The Audit Committee is charged with reviewing and approving in advance any transaction with any “related person,” as that term is defined under applicable U.S. securities laws. Except as previously disclosed, there have been no material transactions between the Company and any “related person” since the beginning of the Company’s last fiscal year that would be required to be disclosed under applicable U.S. securities laws.

HOUSEHOLDING

The bank, broker or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s Common Shares may deliver only one copy of the Notice of Internet Availability to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Circular to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders who wish to receive a separate copy of the Circular now, or a separate copy of the Notice of Internet Availability or Circular in the future, should write to us at: Ur-Energy Inc., 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Circular and wish to receive a single copy of the Notice of Internet Availability or Circular in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

Additional financial information for the Company is available in the Company’s audited consolidated financial statements for the year ended December 31, 2022, and related management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2022, included in the Annual Report on Form 10‑K which has been filed with the SEC at https://www.sec.gov/edgar.shtml, and with Canadian securities regulators at https://sedar.com.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, may be accessed at https://www.sec.gov/edgar.shtml.

SHAREHOLDER PROPOSALS

All proposals of the Company’s shareholders intended to be presented at the Company’s annual meeting of shareholders in 2024 must meet the requirements set forth in Section 137 of the Canada Business Corporations Act, as amended (“CBCA”) and Rule 14a-8 of the Exchange Act. Pursuant to the CBCA, proposals must be received by the Company’s Corporate Secretary within the “prescribed period,” defined as the 60-day period that begins on the 150th day before the anniversary of the previous annual meeting of shareholders. As the date of the Meeting is June 2, 2023, the “prescribed period” for submitting a proposal in connection with the next annual meeting of shareholders of the Company in 2024 will be January 4, 2024 to March 4, 2024, in order to be included in the Management Proxy Circular for the Company’s 2024 annual meeting. The Company’s next annual meeting of shareholders is planned for June 2024.

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As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Management Proxy Circular for our 2024 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than March 7, 2024. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

AVAILABILITY OF DOCUMENTS

Upon request made to the Corporate Secretary of Ur-Energy at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, or by email at legaldept@Ur-Energy.com, or by telephone (+1 720-981-4588 ext. 250), the Corporate Secretary will provide to any shareholder of the Company entitled to vote at the Annual Meeting, free of charge, by first class mail within one business day of receipt of written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including exhibits) as filed with the SEC and with the Canadian securities authorities. Due to continuing remote-work arrangements, we may be able to respond to your request more quickly by email request and response.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Meeting. If other matters are presented properly to the shareholders for action at the Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the Common Shares represented by such proxy are entitled to vote.

There have been no other proposals made by shareholders for consideration at this Meeting, nor are there any other proposals to be addressed at the Meeting but not included in this Circular.

APPROVAL

The contents and mailing of this Circular have been approved by the Board of Directors of the Company.

You are urged to promptly complete, sign, date and return your proxy, or to vote online or by telephone as set forth above. You may revoke your proxy at any time before it is voted. If you attend the Meeting in person, and you are a Registered Shareholder, you may vote your shares at the time of the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ John W. Cash
John W. Cash, Chairman

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SCHEDULE A

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UR-ENERGY INC.

AMENDED AND RESTATED STOCK OPTION PLAN 2005

(as amended and restated through April 13, 2017)

1.	PURPOSE OF THE PLAN

1.1

The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership to the Corporation and its Subsidiaries, including their directors, officers, employees and service providers, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.	DEFINED TERMS

Where used herein, the following terms shall have the following meanings, respectively:

2.1	“Board” means the Board of Directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation;

2.2	“Change of Control” includes:

(i) the acquisition by any persons acting jointly or in concert (as determined by the Securities Act), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation;

(ii) an amalgamation, arrangement or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

(iii) the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a Related Entity; or

(iv) any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board in its sole discretion;

2.3	“Committee” shall have the meaning attributed thereto in Section 3.1 hereof;

2.4	“Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of:

(i) ownership of or direction over voting securities in the second person;

(ii) a written agreement or indenture;

(iii) being or Controlling the general partner of the second person; or

(iv) being a trustee of the second person;

2.5	“Corporation” means Ur-Energy Inc. and includes any successor corporation thereof;

2.6	“Eligible Person” means:

(i) any Insider, director, officer or employee of the Corporation or any Subsidiary, or any other Service Provider (an “Eligible Individual”); or

(ii) a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual (an “Employee Corporation”);

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2.7

“Insider” means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and includes any associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;

2.8	“ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the US Code;

2.9

“Market Price” at any date in respect of the Shares means the closing price of such Shares on the TSX (or, if such Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Shares are listed or posted or, if such Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Committee or, in accordance with Section 5.5 hereof) on the immediately preceding Trading Day;

2.10	“Option” means an option to purchase Shares granted to an Eligible Person under the Plan;

2.11	“Option Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.12	“Optioned Shares” means the Shares issuable pursuant to an exercise of Options;

2.13	“Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

2.14	“Plan” means this Amended and Restated Stock Option Plan, as the same may be further amended or varied from time to time;

2.15	“Related Entity” means, for the Corporation, a person that Controls or is Controlled by the Corporation or that is Controlled by the same person that controls the Corporation;

2.16

“Service Provider” means any person or company engaged as an independent contractor or otherwise to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.17

“Shares” means the Common Shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.18	“Subsidiary” means any corporation which is a subsidiary, as such term is defined in Subsection 1(2) of the Canada Business Corporations Act, of the Corporation;

2.19

“Trading Day” means the any business day on which the Shares are listed or posted for trading on the TSX or on a recognized stock exchange or on the over-the-counter market, as applicable, whether or not there are any transactions in Shares on such date;

2.20	“TSX” means the Toronto Stock Exchange; and

2.21	“US Code” means the U.S. Internal Revenue Code of 1986, as amended.

3.	ADMINISTRATION OF THE PLAN

3.1	The Plan shall be administered by the Board or, if determined by the Board, by the Board with the assistance of the compensation committee (the “Committee”) of the Board.

3.2	The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

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(a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c) to determine the number of Shares covered by each Option;

(d) to determine the Option Price of each Option;

(e) to determine the time or times when Options will be granted and exercisable;

(f) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options, including whether any Option will be designated as an ISO.

3.3	The Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

(a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

(b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement on certificate representing the Shares making appropriate reference to such restrictions; and

(c) agreed to indemnify the Corporation in connection with the foregoing.

3.4

Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5

The Chief Executive Officer of the Corporation may grant Options, in the context of non-executive employment or consulting arrangements, from time to time between the dates of meetings of the Board in the amount of up to 100,000 Shares in aggregate and upon the reporting from time to time of the grant of such Options to the Board, the amount available for such grants by the Chief Executive Officer shall be restored to the full amount of 100,000 Shares.

4.	SHARES SUBJECT TO THE PLAN

4.1

Subject to adjustment as provided in Article 8 hereof, the Shares to be offered under the Plan shall consist of the Corporation’s authorized but unissued common shares. The aggregate number of Shares issuable upon the exercise of all options granted under the Plan, combined with the aggregate number of Shares issuable in respect of the restricted share units outstanding under the Ur-Energy Inc. Restricted Share Unit Plan, shall not exceed 10% of the issued and outstanding shares of the Corporation as at the date of grant of each Option under the Plan. If any Option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the un-purchased Shares subject thereto shall again be available for the purpose of this Plan. Shares withheld pursuant to Section 7.4 in respect of satisfaction of tax withholding obligations shall not be deemed to have been issued or to be outstanding Shares of the Corporation for purposes of determining the number of Shares issuable pursuant to this Plan.

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5.	ELIGIBILITY; GRANT; TERMS OF OPTIONS

5.1	Options may be granted to any Eligible Person in accordance with Section 5.2 hereof.

5.2	Options may be granted by the Corporation pursuant to the recommendations of the Committee from time to time provided and to the extent that such decisions are approved by the Board.

5.3

Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee.

5.4

In the event that no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a) the period during which an Option shall be exercisable shall be five years from the date the Option is granted to the Optionee; and

(b) the Optionee may exercise the Option for not more than one-third of the Shares covered by the Option one year after the date of grant, as to not more than an additional one-third two years after the date of grant, and as to the final one-third three years after the date of grant, subject to the right of the Board to determine at the time of grant that a particular Option will be exercisable in whole or in part on different dates (provided, that in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries, the option period shall not be for a period of more than five years measured from the date of grant of the ISO) and to determine at any time after the date of grant that a particular Option will be exercisable in whole or in part on earlier dates for any reason, including the occurrence of a proposal by the Corporation or any other person to implement a transaction that would, if implemented, result in a Change of Control. Notwithstanding the foregoing, in no event shall more than five percent of the Shares available for issuance hereunder have a stated vesting/exercisability schedule of less than one year from the date of grant of such Option.

5.5

Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Committee (or 110% of the Market Price on the date of grant in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries,). Notwithstanding the foregoing, in the event that the Shares are not listed on any stock exchange on the date on which the grant of an Option is approved by the Committee, the Option Price for such Option shall be determined by the Committee and shall be deemed to be the Market Price; provided further, that in the case of a determination by the Committee, the Committee shall determine the fair market value of a Share in accordance with Treasury Regulations Section 1.409A-1(b)(5)(iv)(B). If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.6

No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.

5.7

An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

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5.8	No Options shall be granted to an Optionee if such grant could result, at any time, in:

(a) the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;

(b) the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or

(c) the issuance to any one Insider and such Insider’s associates, within a one-year period, of a number of Shares exceeding five percent of the issued and outstanding Shares.

For the purposes of this Section 5.8, the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other stock options, stock option plans, employee stock purchase plans or other compensation or incentive mechanisms, over a preceding one-year period and “associate” means any person associated with such Insider.

5.9

The maximum number of Shares that may be issued under the Plan pursuant to ISOs shall be 14,000,000. The maximum number of Shares that may be covered by Options granted to any Optionee in any single calendar year shall not exceed 7,000,000 Shares. The foregoing limits shall be adjusted by the Board or the Committee, as applicable, in respect of the events set forth in Section 8, below.

5.10

The terms of any ISO granted under the Plan shall be intended to comply in all respects with the provisions of Section 422 of the US Code. ISOs may only be granted to Eligible Persons who are employees of the Corporation or employees of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) of the Corporation. ISOs shall not be granted more than ten years after the earlier of the adoption of this amendment and restatement of the Plan or the approval of this amendment and restatement of the Plan by the Corporation’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Market Price of Shares subject to an ISO and the aggregate market Price of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) subject to any other incentive stock options of the Corporation or a parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) that are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the US Code, such excess shall be treated as non-qualified options in accordance with the US Code. As used in the previous sentence, Market Price shall be determined as of the date the ISO is granted. If an Optionee shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the US Code (relating to disqualifying dispositions), the Optionee shall notify the Corporation of such disposition.

6.	TERMINATION OF EMPLOYMENT; DEATH

6.1

Subject to (i) the provisions of this Article 6, (ii) any express resolutions passed by the Committee or Board, or (iii) any provisions specifically included in employment agreements or other written arrangement with Eligible Persons, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2

If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an “Event of Termination”) for any reason other than termination for “cause” of his or her employment with the Corporation or any Subsidiary, or except as set out in Section 6.7, then the Optionee may:

(a) exercise the Option to the extent that he or she was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b) with the prior written consent of the Board or the Committee, which consent may be withheld in the Corporation’s sole discretion, exercise a further Option at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase pursuant to the Option had the Optionee’s status as an Eligible Person been maintained for the term of the Option.

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6.3	If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionee’s legal representative(s) may, subject to the terms of the Option and the Plan:

(a) exercise the Option to the extent that the Optionee was entitled to do so at the date of his or her death at any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b) with the prior written consent of the Board or the Committee, exercise at any time up to and including, but not after, a date one year following the date of death of the Optionee, a further Option to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase had the Optionee survived.

6.4

For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5

For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for “cause” shall be binding on the Optionee; provided, however, that such determination shall not be conclusive of the Optionee’s potential entitlement to damages for the loss of the right to exercise an Option in the event that a court of competent jurisdiction ultimately determines that the discharge was without “cause”.

6.6	If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.

6.7	Notwithstanding the provisions of this Article 6:

(a) all vested Options held by an officer of the Corporation, as designated by the Board of the Corporation (a “Designated Officer”), provided such person has been a Designated Officer for at least one year, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire upon the date of termination whether as a result of resignation or termination by the Corporation without cause;

(b) all vested Options held by a director on the Board of the Corporation, provided such person has been a director for at least one year, whether as a result of appointment or election to the Board, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire on the date of termination whether as a result of resignation or failure to be re-elected to the Board; and

(c) nothing in this Section 6.7 will be construed as extending an Option beyond the expiration date identified at the time of grant of the Option and in accordance with the Plan.

7.	EXERCISE OF OPTIONS

7.1

Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash, check, or other lawful form of consideration approved by the Corporation of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

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7.2	Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b) the administration of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c) the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction;

(d) the Optionee making arrangements satisfactory to the Corporation to cover all required tax withholdings; and

(e) the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof,

in this connection the Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations, and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Share are then listed.

7.3

Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of Article 5 be included therein.

7.4

The Corporation is authorized to perform all tax withholdings required in respect of any Option granted hereunder. The Board or the Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, which may include any legal consideration the Board or the Committee deems appropriate. Any determination to allow an Optionee who is subject to Rule 16b-3 promulgated under the Securities Exchange Act of 2914, as amended to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more outside directors or by the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Market Price on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Option, as determined by the Board or the Committee.

8.	CERTAIN ADJUSTMENTS

8.1

In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.2

In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

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8.3

Subject to the provisions of Article 9, if at any time after the grant of any Option to an Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2 or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”) or, the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive only upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate the number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or as a result of such consolidation, merger, amalgamation, or stock dividend, if on the record date of such reclassification, reorganization, other change or stock dividend, or the record date of such consolidation, merger or amalgamation or dividend payment, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.4

Notwithstanding any other provision herein, in the event of a Change of Control all Options, whether vested or unvested, will become fully vested and exercisable immediately prior to the date of a Change of Control without notice to Optionees.

8.5

In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Committee in its sole discretion. Any adjustment to the Option Price pursuant to this Section 8.5 shall be made only to the extent that such adjustment will not cause the Option to be nonqualified deferred compensation within the meaning of the US Code Section 409A and the U.S. Treasury Regulations promulgated thereunder.

9.	AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1

Subject to applicable regulatory requirements and except as provided herein, the Board may, in its sole and absolute discretion and without shareholder approval, amend, suspend, terminate or discontinue the Plan and may amend the terms and conditions of Options granted pursuant to the Plan. Provided, however, that if the Board wishes to increase the maximum percentage in Section 4.1 hereof or extend the Option period or reduce the Option Price of Options granted to Insiders of the Corporation pursuant to the Plan, shareholder approval will be required.

9.2	Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the TSX, in place from time to time;

(b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c) amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the option price, the option period and the vesting schedule; and

(d) amendments to the Plan that are of a “housekeeping” nature.

9.3

Without limiting the generality of the foregoing, the Board may amend the Option Price, the option period, the vesting schedule and the termination provisions of Options granted pursuant to the Plan, without shareholder approval. Provided, however, that. if the Board proposes to reduce the Option Price or extend the option period of options granted to Insiders of the Corporation pursuant to the Plan, such amendments will require shareholder approval.

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10.	MISCELLANEOUS PROVISIONS

10.1

An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.2

Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would be normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3

Notwithstanding Section 5.8 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment.

10.4	The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.5

With respect to any Optionee, this Plan, any Option, and any Option award are intended to be rights that do not provide for the deferral of compensation subject to US Code Section 409A by means of complying with U.S. Treasury Regulations Section 1.409A- 1(b)(5) or to otherwise be exempt from US Code Section 409A. This Plan, any Option, and any Option award shall be interpreted and administered in a manner so as to avoid the imposition of additional tax, interest, or other sanction on any Optionee pursuant to US Code Section 409A.

11.	SHAREHOLDER AND REGULATORY APPROVAL

11.1

The Plan shall be subject to acceptance by the TSX and any other relevant regulatory authority. Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and no such Options may be exercised unless and until such acceptance are given.

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Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General and Special Meeting to be held on June 2, 2023

This Form of Proxy is solicited by and on behalf of Management of Ur-Energy Inc.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management and the Board of Directors.
9. If the meeting is adjourned or postponed, your proxy must be received by 1:00 p.m. (Mountain Time) on the last business day preceding the day of the reconvened meeting.

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Proxies submitted must be received by 11:59 p.m., ET, on May 30, 2023.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01WS0A

+ +

Appointment of Proxyholder

I/We being holder(s) of Ur-Energy Inc. common shares hereby appoint: John W. Cash, Chairman and CEO or, failing him, Penne A. Goplerud, Corporate Secretary

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders of Ur-Energy Inc. to be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on June 2, 2023 at 1:00 p.m., MDT, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Against		For	Against		For	Against
01. W. William Boberg	☐	☐	02. John W. Cash	☐	☐	03. Rob Chang	☐	☐
04. James M. Franklin	☐	☐	05. Gary C. Huber	☐	☐	06. Thomas H. Parker	☐	☐
07. Kathy E. Walker	☐	☐						

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For Withhold

2. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. ☐ ☐

For Against

3. Say on Pay

For Against

4. Option Plan Resolution

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

URGQ 350240 AR2 +

01WS1A